UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Cullen/Frost Bankers, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2023
PROXY STATEMENT

INTEGRITY, CARING, EXCELLENCE

Cullen/Frost Bankers, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2023
The Board of Directors (the "Board") of Cullen/Frost Bankers, Inc. (“Cullen/Frost,” “we,” “us,” or the “Company”) is furnishing you this proxy statement to solicit shareholder proxies to be voted at the 2023 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournment or postponement thereof.

The Annual Meeting will be held in the Frost Tower Conference Center, 111 West Houston Street, San Antonio, Texas 78205, on Wednesday, April 26, 2023, at 10:30 a.m., San Antonio time, for the following purposes:

1.	To elect 13 director nominees to serve on the Board of Directors of Cullen/Frost for a one-year term that will expire at the 2024 Annual Meeting of Shareholders;

2.	To provide nonbinding approval of executive compensation;

3.	To provide a nonbinding selection of the frequency of future votes on executive compensation;

4.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2023; and

5.	To transact any other business that may properly come before the meeting.
The record date for the determination of the shareholders entitled to receive notice of and vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 2, 2023.
Your vote is very important. Shareholders of record may vote by following the instructions on their proxy card. You can vote your shares over the internet, phone or email. If you received a paper proxy card by mail, you may also vote by signing, dating and returning the proxy card by mail.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. If you attend the meeting, you will have the right to supersede the proxy and vote your shares in person.
Shareholders attending the Annual Meeting should take the elevators from the Frost Tower lobby to Floor 15 where Conference Center staff will direct you to the meeting room. All shareholders are cordially invited to attend the Annual Meeting.
We will first mail the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to certain shareholders on or about Friday, March 17, 2023. Shareholders who do not receive the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting will continue to receive a paper copy of our proxy materials, which will be mailed on or about the same day. All proxy materials will be available by March 17, 2023 at www.proxydocs.com/CFR.

By Order of the Board of Directors,

COOLIDGE E. RHODES, JR.
Group Executive Vice President
General Counsel and Corporate Secretary

Dated: March 10, 2023

PROXY SUMMARY
This proxy summary highlights important information contained elsewhere in the proxy statement. Since it does not contain all the information you should consider before voting your shares, please read the entire proxy statement carefully before voting.
General Information About the Meeting

Date:	Wednesday, April 26, 2023

Time:	10:30 a.m., San Antonio time

Location:	Frost Tower Conference Center, 111 West Houston Street, San Antonio, Texas 78205

Record Date:	March 2, 2023
How to Vote
Shareholders of record as of the close of business on March 2, 2023 may vote.

Online	By Phone	By Mail	In Person

Registered holders: www.proxydocs.com/CFR Beneficial holders: Follow instructions provided by your broker, bank, or other nominee.	Call the phone number at the top of your proxy card.	Complete, sign, date and return your proxy card in the envelope provided.	If you choose to vote during the Annual Meeting, you will need the control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card distributed to you.

Your vote is important. Please submit your proxy as soon as possible via the internet, mail or telephone. If your shares are held by a broker, bank, or other nominee, it is important that you provide instructions to them so that your vote is counted on all matters.
Proposals

Item		Board Recommendation

1.	To elect 13 director nominees to serve on the Board of Directors of Cullen/Frost for a one-year term that will expire at the 2024 Annual Meeting of Shareholders;	FOR

2.	To provide nonbinding approval of executive compensation;	FOR

3.	To provide a nonbinding selection of the frequency of future votes on executive compensation;	ONE YEAR

4.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2023; and	FOR

5.	To transact any other business that may properly come before the meeting.	__

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 1

Board Composition and Nominees

Total Diversity
38%

Name	Age	Director Since	Independent	Occupation

Carlos Alvarez	72	2001	Yes	Chairman and CEO, The Gambrinus Company

Chris M. Avery	68	2015	Yes	Chairman, Former CEO and President, James Avery Craftsman, Inc.

Anthony R. Chase	68	2020	Yes	Chairman and CEO, ChaseSource LP

Cynthia J. Comparin	64	2018	Yes	Founder and Former CEO, Animato Technologies Corp.

Samuel G. Dawson	62	2017	Yes	CEO, Pape-Dawson Engineers, Inc.

Crawford H. Edwards	64	2005	Yes	President, Cassco Development Co., Inc.

Patrick B. Frost	63	1997	No	Group Executive Vice President of Cullen/Frost and President of Frost Bank

Phillip D. Green	68	2016	No	Chairman of the Board and CEO of Cullen/Frost and Frost Bank

David J. Haemisegger	69	2008	Yes	President, NorthPark Management Company

Charles W. Matthews	78	2010	Yes	Former Vice President, General Counsel, Exxon Mobil Corporation

Joseph A. Pierce	54	2022	Yes	Senior Vice President and General Counsel, AMB Sports and Entertainment at The Blank Family of Businesses

Linda B. Rutherford	56	2022	Yes	Chief Administration and Communications Officer, Southwest Airlines

Jack Willome	76	2023	Yes	Former President, Ellison Industries

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 2

Board Skills and Experience
The Board of Directors of Cullen/Frost (the "Board") believes that it has the right mix of qualifications, skills, experience, and perspectives that allow it to fulfill its responsibilities, including overseeing management’s execution of our corporate strategy, which is designed to create long-term shareholder value. The information below shows how the Board’s collective qualifications, skills, and experience relate to the Company’s culture and corporate strategy. For biographical information regarding each of our directors and their individual qualifications, skills, and experience see, “Election of Directors (Proposal No. 1)."

Audit and Finance	Experience in corporate finance and audit matters.	Culture	Has values and reputation that align with the Frost core values.

Corporate Governance	Experience in corporate governance and regulatory matters.	Human Capital Management	Experience in managing people and the related employment issues including, but not limited to, compensation.

Risk Management	Experience in identifying, analyzing, or mitigating operational, regulatory, or other business-related risks.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 3

CORPORATE CITIZENSHIP AND ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS
We recognize that our business, as well as the operations and activities of our customers, could be negatively impacted by climate change. We also recognize that our success depends, in large part, on our ability to attract and retain key people and having the best workforce possible and on the well-being of the communities in which we operate. Over many years, we have strived to enhance our corporate governance and to maintain high corporate governance standards.

We believe that the considerations and risks associated with environmental, social and governance (“ESG”) matters can best be managed through our corporate culture, including The Frost Philosophy, a combination of our mission statement and our core values of Integrity, Caring and Excellence, which can be found in our Blue Book on our website at frostbank.com/corporate-citizenship.

Mission Statement

We will grow and prosper, building long-term relationships based on top-quality service, high ethical standards and safe, sound assets.

Integrity	A steadfast adherence to an ethical code. We go out of our way to do the right thing, even when no one is looking.
Caring	We are committed to investing in our communities and providing support for programs and services which have a direct impact on the people who live and work there. You’ll find our employees actively working in our communities through charitable events, facilitating financial literacy classes and more.
Excellence	Commitment to being outstanding. We go above and beyond expectations to deliver sustained superior financial performance and satisfaction for all.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 4

Our Blue Book describes what we are trying to do (our mission) and how we go about doing it (our core values). Consistent with our culture, we have developed a four pillar approach to ESG considerations:

FOUR ESG PILLARS

COMMITMENT TO SOUND CORPORATE GOVERNANCE

All of our directors, officers and employees are expected to adhere to the principles of honesty and transparency as set forth in our Business Code of Conduct and Ethics and our policies. We are committed to ensuring that our Board is accountable and addresses the interests of all of our stakeholders. In 2022:

•The Corporate Governance & Nominating Committee formally added the oversight of the Company's ESG business strategy to its charter to reflect our commitment to sustainability.
•We created an executive level ESG Steering Committee.
•The Board appointed three new directors that bring diversity, as well as human capital and legal experience.

COMMITMENT TO OUR PEOPLE

Our commitment to our people requires us to seek to attract and retain a workforce that is excellent in its character, composition and diversity. We continually work to improve the way we recognize and honor our people. In 2022:

•We formed a Diversity, Equity, Inclusion & Belonging ("DEIB") Executive Governance Council that oversees our DEIB strategy and initiatives.
•We embedded DEIB and cultural competency concepts into compliance training and leadership development training.
•We completed an employee engagement survey and collaborated with group executives to focus on areas for improvement.

COMMITMENT TO OUR COMMUNITIES

Our commitment to our communities includes our community reinvestment activities, our partnership with the United Way and our organic growth strategy. In 2022:

•Frost and the Frost Foundation distributed over $5 million in donations and grants to hundreds of organizations.
•Frost for Good participated in 138 projects for 95 community organizations.
•Frost employees provided over 14,000 hours of service to our communities.

COMMITMENT TO CONSERVATION

Our commitment to conservation begins with understanding our responsibility to care for our environment and the natural resources that benefit humankind. We actively look for ways to reduce waste, increase operational efficiency, and eliminate unnecessary adverse impacts on the environment in which we operate. In 2022:

•We installed electric vehicle charging infrastructure in many of the newly-constructed Frost-owned locations.
•We used 100% LED lighting in all newly-opened locations, reducing electricity consumption.
•We recycled over 1.7 million pounds of paper in 2022.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 5

EXECUTIVE COMPENSATION SUMMARY

Named Executive Officers

Phillip D. Green	Chairman of the Board and CEO of Cullen/Frost and Frost Bank

Jerry Salinas	Group Executive Vice President and CFO of Cullen/Frost and Frost Bank

Paul H. Bracher	President of Cullen/Frost; Group Executive Vice President and Chief Banking Officer of Frost Bank

Jimmy Stead	Group Executive Vice President and Chief Consumer Banking and Technology Officer of Cullen/Frost and Frost Bank

Coolidge E. Rhodes, Jr.	Group Executive Vice President and General Counsel and Corporate Secretary of Cullen/Frost and Frost Bank
We enjoy a strong history of stable and profitable performance. We believe everyone is significant at our Company and successful performance occurs when everyone works together as a team with common goals. As a result, our executive compensation programs generally focus on total Company success. Therefore, we generally target our executive compensation to be in a competitive range of our peer group while taking into account various other factors, including market conditions, Company performance, internal equity and individual experience and performance levels, among other things. Because we believe Cullen/Frost should be a safe and sound place to do business, we strive to avoid excessive risk, and do not offer executive compensation programs that would encourage the taking of such risks. Further, we believe that the consistency and continuity of our management team serves to enhance our conservative yet profitable risk profile.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 6

ELECTION OF DIRECTORS
(Item 1 On Proxy Card)
The nominees listed below have been nominated to serve for a new, one-year term expiring in 2024. The Board recommends that you vote “FOR” each nominee. If any nominee is unable to serve, the individuals named as proxies on the enclosed proxy card will vote the shares to elect the remaining nominees and any substitute nominee or nominees designated by the Board.

Name	Age	Director Since	Independent	Occupation

Carlos Alvarez	72	2001	Yes	Chairman and CEO, The Gambrinus Company

Chris M. Avery	68	2015	Yes	Chairman, Former CEO and President, James Avery Craftsman, Inc.

Anthony R. Chase	68	2020	Yes	Chairman and CEO, ChaseSource LP

Cynthia J. Comparin	64	2018	Yes	Founder and Former CEO, Animato Technologies Corp.

Samuel G. Dawson	62	2017	Yes	CEO, Pape-Dawson Engineers, Inc.

Crawford H. Edwards	64	2005	Yes	President, Cassco Development Co., Inc.

Patrick B. Frost	63	1997	No	Group Executive Vice President of Cullen/Frost and President of Frost Bank

Phillip D. Green	68	2016	No	Chairman of the Board and CEO of Cullen/Frost and Frost Bank

David J. Haemisegger	69	2008	Yes	President, NorthPark Management Company

Charles W. Matthews	78	2010	Yes	Former Vice President, General Counsel, Exxon Mobil Corporation

Joseph A. Pierce	54	2022	Yes	Senior Vice President and General Counsel, AMB Sports and Entertainment at The Blank Family of Businesses

Linda B. Rutherford	56	2022	Yes	Chief Administration and Communications Officer, Southwest Airlines

Jack Willome	76	2023	Yes	Former President, Ellison Industries

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 7

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
Meetings and Attendance
The Board of Directors had five meetings in 2022. All but one director attended 100% of the meetings of the Board and the Committees of the Board on which he or she served during 2022 and that one director attended more than 75% of the meetings.
The Board has a policy which encourages all directors to attend the Annual Meeting of Shareholders. All directors attended the 2022 Annual Meeting of Shareholders.
Committees of the Board
The Board has six Committees, each of which is described in the chart below, along with the current membership.

Committee	Members (*Chair)	Primary Responsibilities	Meetings in 2022

Audit	Cynthia J. Comparin* Anthony R. Chase Samuel G. Dawson David J. Haemisegger Charles W. Matthews Linda B. Rutherford	•Assists Board oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the independent auditors and our internal audit function. •Appoints, compensates, retains and oversees the independent auditors, and pre-approves all audit and non-audit services.	5

Compensation and Benefits	Charles W. Matthews* Chris M. Avery Anthony R. Chase Samuel G. Dawson Joseph A. Pierce Linda B. Rutherford Jack Willome	•Oversight of the development and implementation of our compensation and benefits programs. •Reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO"), evaluates the CEO’s performance based on those goals and objectives, and sets the CEO’s compensation based on the evaluation. •Oversight of human capital management.	6

Corporate Governance and Nominating	Charles W. Matthews* Chris M. Avery Anthony R. Chase Samuel G. Dawson Joseph A. Pierce Linda B. Rutherford Jack Willome	•Maintains and reviews our corporate governance principles. •Oversight of and establishes procedures for the evaluation of the Board. •Identifies and recommends candidates for election to the Board. •Reviews related party transactions. •Responsible for the CEO succession plan discussions. •Oversight of our ESG business strategy.	3

Executive	Phillip D. Green* Patrick B. Frost Charles W. Matthews	•Acts for the Board in between meetings, except as limited by resolutions of the Board, our Articles of Incorporation or Bylaws, and applicable law.	2

Risk	Crawford H. Edwards* Carlos Alvarez Patrick B. Frost Phillip D. Green David H. Haemisegger Charles W. Matthews Jack Willome	•Oversight of our enterprise risk management framework, including policies, procedures, strategies and systems established to measure, mitigate, monitor and report major risks. •Assists Board oversight across the organization for the types of risks to which we are exposed, including: credit, operational, compliance/regulatory, liquidity and reputation.	4

Technology	Chris M. Avery* Carlos Alvarez Cynthia J. Comparin Crawford H. Edwards Joseph A. Pierce Charles W. Matthews	•Oversight of our information technology and information security.	4

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 8

The Board has adopted written charters for the Audit Committee, the Compensation and Benefits Committee, the Corporate Governance and Nominating Committee, the Risk Committee and the Technology Committee. All of these charters are available at investor.frostbank.com or in print to any shareholder making a request by contacting the Corporate Secretary, at 111 West Houston Street, Suite 100, San Antonio, Texas 78205.
As described in more detail below under “Corporate Governance Matters—Director Independence,” the Board has determined that each member of the Audit Committee, the Compensation and Benefits Committee, and the Corporate Governance and Nominating Committee is independent within the meaning of the rules of the New York Stock Exchange, Inc. (“NYSE”). The Board has also determined that each member of the Audit Committee is independent within the meaning of the rules of the SEC. In addition, the Board has determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. The Board has also determined that Mr. Chase, Ms. Comparin and Mr. Haemisegger are “audit committee financial experts” within the meaning of the SEC’s rules.
Leadership Structure
As provided in our Corporate Governance Guidelines, our Board selects its Chairman, Lead Director and CEO in a way that it considers to be in the best interests of Cullen/Frost. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined, but believes that the most effective leadership structure for us is to combine these responsibilities. This structure avoids the potential confusion and conflict over who is leading the Company, both within the Company and when dealing with investors, customers and counterparties, and the duplication of efforts that can result from the roles being separated. The Board also believes that combining these roles in one person enhances accountability for our performance. Furthermore, as we have traditionally combined these roles, separating them could cause significant disruption in oversight and lines of reporting.
Mr. Matthews, the current Chair of the Corporate Governance and Nominating Committee, is our independent Lead Director. Mr. Matthews is also Chair of the Compensation and Benefits Committee and is a member of all Board committees. As a result, the Lead Director is well informed regarding all activities of the Board and its committees.

Powers and Duties of our Lead Director

•Provides independent leadership	•Leads the annual CEO evaluation
•Serves as an advisor to the Chairman	•Presides at executive sessions of the independent directors
•Engages with other directors as needed in between Board and Committee meetings	•Provides guidance to the Chairman on Board composition and refreshment
•Presides at any Board meeting at which the Chairman is not present	•Oversight of the Board's governance processes, including Board evaluations, succession planning and other governance-related matters
•Reviews the agenda, schedule, and materials for each Board meeting in advance

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 9

Risk Oversight

Board of Directors

The Board is responsible for overseeing all aspects of the Company, including risk oversight. The Board interacts on a regular basis with executive officers, from both the control and line of business sides of the Company. Furthermore, members of the Board of Cullen/Frost also serve as members of the Board of Frost Bank (including corresponding committees thereof), and as such receive regular reports on the operations of Frost Bank. It is through these various channels that the Board receives the necessary information to oversee the Company’s risk management. The Boards of Cullen/Frost and Frost Bank, and their relevant committees, typically meet in joint session.

⇅

Risk Committee		Audit Committee

Primary responsibility for oversight of our risk management policies and of our enterprise-wide risk management framework including:

•Oversight of compliance with all regulatory obligations under federal and state banking laws, rules, and regulations

•Oversight of overall risk profile including alignment with our mission, culture and values

•Oversight of liquidity and interest rate risks

Oversight of risks related to:

•Financial reporting, including internal controls

•Legal matters

•Credit related risks

•Qualifications of the independent auditors

•Compliance with legal and regulatory requirements that may have an effect on the financial statements

Compensation & Benefits Committee		Corporate Governance & Nominating Committee

Oversight of risk associated with: •Our compensation programs and practices •Human capital management, including diversity, equity, and inclusion and talent retention •Executive succession		Oversight of risks related to: •Corporate governance policies and practices •Director succession and refreshment •Our sustainability program

Technology Committee

Oversight of risks related to technology, information security, and third party risks, including cybersecurity and emerging risks as well as mitigation factors and disaster recovery capabilities.

⇅
Role of Management

While the Board and its Committees oversee risk management, the Company's senior management is responsible for identifying, assessing and mitigating risk on a day-to-day basis. The Company's senior management regularly report to the Board and its Committees on various risks and opportunities facing our business. Our management team also periodically reviews with the Board specific risk analyses, such as sensitivity and scenario analyses.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 10

Cybersecurity Risk Management and Oversight
Cybersecurity is a critical component of our enterprise risk management program. In an effort to reduce the likelihood and severity of cybersecurity incidents, we have established a comprehensive cybersecurity program designed to protect and preserve the confidentiality, integrity and availability of our information systems and our customer's information.
•Our Board is actively engaged in the oversight of our cybersecurity program. Specifically, the Technology Committee is responsible for overseeing our information security and technology programs, including management’s actions to identify, assess, mitigate, and remediate material cyber issues and risks. At least one member of the Technology Committee must be experienced in information security and technology risk. Cynthia Comparin holds a certificate of Systemic Cyber Risk Governance for Corporate Directors. Our Chief Information Security Officer ("CISO") and our Chief Information Officer ("CIO") provide quarterly reports to the Technology Committee regarding technology and information security programs, key enterprise cyber initiatives, and significant cybersecurity and privacy incidents. The Technology Committee reviews and approves our information security and technology budgets and strategies annually. Additionally, the Risk Committee reviews our cybersecurity risk profile on a quarterly basis.
•Our CISO is part of the risk management function, reporting directly to the Chief Risk Officer, who in turn, reports directly to our CEO. Various management committees provide oversight of the information security and technology programs. These committees generally meet quarterly and summaries of key issues discussed and actions taken are provided either to the Technology Committee or the Risk Committee.
•We structure our information security program around the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework, regulatory guidance, and other industry standards. We leverage industry and government associations, third-party benchmarking, audits and threat intelligence feeds to promote program effectiveness. Our CISO and CIO, along with key members of their teams, regularly collaborate with peer banks, industry groups, and policymakers.
•We employ an in-depth, layered, defensive strategy that embraces a “trust by design” philosophy when designing new products, services and technology. We leverage people, processes and technology to manage and maintain cybersecurity controls. We employ a variety of preventative and detective tools designed to monitor, block, and provide alerts regarding suspicious activity, as well as to report on any suspected advanced persistent threats.
•We have established processes and systems to mitigate cyber risk, including regular education and training, preparedness simulations and tabletop exercises, and recovery and resilience tests. Our processes, systems and controls are reviewed periodically by internal and external auditors, Federal and State bank examiners, and independent external partners to assess design and operating effectiveness. We also maintain information security risk insurance coverage.
•We maintain a third-party risk management program designed to identify, assess and manage risks associated with external services providers and the supply chain. We also maintain an Incident Response Plan that provides a documented framework for responding to security incidents, including timely notification of the Technology Committee. The Incident Response Plan facilitates coordination across multiple parts of the organization and is tested at least annually. We have not experienced a material cybersecurity breach in the last three years.

Cybersecurity poses a significant risk to us and third parties with which we interact, including our vendors and customers. For more information regarding cybersecurity risk, see Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022.

Oversight of Compliance and Ethical Conduct

Our Board and executive management team work together to comply with laws and regulations, as well as to provide guidance for sound decision-making and accountability. We are committed to maintaining the core values of our Company, as well as high ethical standards which are integral to running a sound, successful, and sustainable business. We do what is right even when it’s not easy. We apply this standard in all our relationships: with each other, our customers, our shareholders, our communities and our external partners.

Our Risk Committee provides oversight for our compliance functions and regularly receives compliance risk updates including reports on bank compliance risk, fiduciary compliance risk, and Bank Secrecy Act compliance risk as well as customer complaint trends. The Risk Committee also reviews and approves the policies related to the compliance function on an annual basis. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints from employees, customers, suppliers, shareholders or others related to accounting and financial processes and reporting, internal controls, and auditing matters, including procedures for the confidential, anonymous submission of concerns regarding those matters. Our Compensation and Benefits Committee annually reviews the Code of Business Conduct and Ethics as well as the Employee Standards of Conduct Policy, which is intended to supplement the Code of Business Conduct and Ethics and includes principles and procedures on policies such as the treatment of confidential information, fiduciary duties and conflicts of interest.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 11

Director Refreshment and Evaluation Process
Director Refreshment
The Corporate Governance and Nominating Committee identifies and adds new directors using the following process:

Evaluation of Board Composition	The Corporate Governance and Nominating Committee evaluates the Board composition regularly and identifies skills, experience, and capabilities desirable for new directors in light of our business and strategy.

Determine Candidate Pool
In identifying director candidates, the Corporate Governance and Nominating Committee may seek input from management and from current members of the Board. In addition, it may use the services of an outside consultant to identify and recommend candidates. The Corporate Governance and Nominating Committee will also consider candidates recommended by shareholders.

Review Recommendations
In evaluating director candidates, the Corporate Governance and Nominating Committee initially considers the Board’s need for additional or replacement directors. It also considers the criteria approved by the Board and set forth in our Corporate Governance Guidelines, which include, among other things:
•The candidate’s personal qualities (in light of our core values and mission statement);
•Accomplishments and reputation in the business community;
•The fit of the candidate’s skills and personality with those of other directors and candidates;
•The ability of the candidate to commit adequate time to Board and committee matters; and
•The candidate’s contribution to the Board’s overall diversity of viewpoints, background, experience and other demographics.
The objective is to build a Board that is effective, collegial and responsive to our needs. In addition, considerable emphasis is also given to our mission statement and core values, statutory and regulatory requirements, and the Board’s goal of having a substantial majority of independent directors.

Make Recommendations to the Board	In considering whether candidates satisfy the criteria described above, the Committee will initially utilize the information it received with the recommendation and other information it otherwise possesses. If it determines, in consultation with other Board members, including the Chairman, that more information is needed, such information will be sought, including by conducting interviews.

Outcome
Since 2020, four new independent directors joined our Board adding the following skills and traits:
•Exemplification of our core values
•Executive leadership
•Legal and human capital experience
•Gender and racial diversity

Onboarding	We conduct a comprehensive onboarding process to ensure that each new director has a full understanding of the business and to allow the director to make meaningful contributions quickly, which includes a combination of one-on-one sessions with management, written materials, and training.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 12

Board Evaluation
Board and committee evaluations play a critical role in ensuring the effectiveness of our Board. The evaluation process is led by our Lead Director.

Determine Format	Each year, our Corporate Governance and Nominating Committee reviews and agrees on the evaluation process.

Conduct Evaluation	The Lead Director conducts individual interviews with each director based on the topics laid out below.

Review Feedback in Executive Sessions	The findings are reviewed by the Lead Director in the executive session of the Board meeting.

Respond to Director Input	Results requiring additional consideration are addressed at subsequent Board and committee meetings and reported back to the full Board, where appropriate.

Topics considered during the Board and committee evaluations include:

•	Board culture	•	Strategic oversight
•	Board skills and experience	•	Committee responsibilities
•	Director refreshment	•	Board meeting mechanics
•	Risk oversight	•	Crisis management

2022 Director Compensation
Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Carlos Alvarez	79,500	79,935	159,435
Chris M. Avery	92,250	79,935	172,185
Anthony R. Chase	96,150	79,935	176,085
Cynthia J. Comparin	99,675	79,935	179,610
Samuel G. Dawson	96,150	79,935	176,085
Crawford H. Edwards	88,125	79,935	168,060
David J. Haemisegger	88,275	79,935	168,210
Karen E. Jennings(4)	26,125	-	26,125
Charles W. Matthews	158,925	79,935	238,860
Joseph A. Pierce(4)	15,417	-	15,417
Linda B. Rutherford	67,667	79,935	147,602
Ida Clement Steen(4)	25,708	-	25,708
(1)    Messrs. Green and Frost are not included in this table because they are executive officers of the Company and receive no compensation for their service as directors. For further information on the compensation paid to Mr. Green, as well as his holdings of stock awards and option awards, see the Compensation Discussions & Analysis section of this proxy statement. Mr. Willome is not included in this table as he was appointed to the Board on January 26, 2023.
(2)    Amounts shown as Fees Earned or Paid in Cash represent fees paid for serving on the Boards of Directors of both Cullen/Frost and Frost Bank.
(3)    Amounts shown represent the grant date fair value of deferred stock units granted to the non-employee directors determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. On April 27, 2022, each non-employee director that stood for election at the 2022 annual meeting was granted 598 deferred stock units. The closing price of our stock on that day was $133.67.
(4)    Mmes. Jennings and Steen did not stand for re-election at the 2022 annual meeting. Mr. Pierce joined the Board on October 26, 2022.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 13

The following information indicates the aggregate number of deferred stock units previously awarded and outstanding for the following directors as of December 31, 2022:

Name	Deferred Stock Units Outstanding (#)
Carlos Alvarez	8,609
Chris M. Avery	4,323
Anthony R. Chase	2,140
Cynthia J. Comparin	2,724
Samuel G. Dawson	3,691
Crawford H. Edwards	8,609
David J. Haemisegger	8,064
Charles W. Matthews	6,903
Joseph A. Pierce	—
Linda B. Rutherford	598
Non-employee directors receive an annual cash retainer as well as cash retainer fees for service on Committees either as a Committee Chair or a Committee Member. In addition, non-employee directors receive an annual equity grant in the form of deferred stock units. These units are issued under Cullen/Frost’s 2015 Omnibus Incentive Plan. The deferred stock units are fully vested upon grant and entitle the holders to receive equivalent dividend payments at the time such dividends are declared on our common stock. Each deferred stock unit held by a non-employee director is settled in one share of our common stock upon retirement from the Board.
The Compensation and Benefits Committee has the authority to review and make recommendations to the Board with respect to the components and amount of Board compensation in relation to other similarly situated companies. Periodically, but not less than every two years, the Compensation and Benefits Committee directs its compensation consultant to provide an independent assessment of the Board's compensation program. The consultant analyzes and compares our Board compensation program against the same peer group used to benchmark executive officer compensation. The Compensation and Benefits Committee targets total Board compensation levels at a competitive range of peer group total Board compensation. The Compensation and Benefits Committee considers total aggregate Board compensation and other factors when making recommendations to the Board for approval.
The following are the fees paid to non-employee directors annually for their service:

Fee	($)
Annual Retainer:
Annual Cash Retainer	70,000
Lead Director Retainer	25,000

Committee Retainer Fees:
Audit Chair	30,000
Audit Member	14,000
Compensation & Benefits Chair	20,000
Compensation & Benefits Member	10,000
Corporate Governance and Nominating Chair	20,000
Corporate Governance and Nominating Member	7,500
Risk Chair	20,000
Risk Member	10,000
Technology Chair	10,000
Technology Member	5,000
Executive Non-Management Member	5,000

Equity Grant:
Deferred Stock Units Target Value	80,000

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 14

Director Nominees
All members of our Board have significant knowledge of the markets that we serve and extensive ties to community and business leaders. Below is additional information about the qualifications of our director nominees. There are no arrangements or understandings between any director nominee of Cullen/Frost and any other person regarding such nominee's election.

CARLOS ALVAREZ

Age 72 Director since 2001 Independent
Mr. Carlos Alvarez is Chairman and CEO of The Gambrinus Company, which he founded in 1986 when he moved from his native Mexico with his family to San Antonio. The Gambrinus Company is a leading U.S. craft brewer and marketer with breweries in Shiner, TX (The Spoetzl Brewery) and Berkeley, CA (Trumer Brewery). Mr. Alvarez is committed to education and has served on the board of trustees of School Year Abroad and Saint Mary’s Hall (San Antonio) and is a member of the Chancellor’s Circle for the University of Texas system. Mr. Alvarez has made significant contributions to these and other educational institutions’ endowment programs, particularly those that drive greater international engagement. In 2021, the University of Texas San Antonio College of Business was renamed the Carlos Alvarez College of Business in honor of the significant contributions he and his wife Malύ have made to the school.

Mr. Alvarez is a board member of the World Affairs Council of America (Washington, D.C.) and the World Affairs Council of San Antonio, which he previously served as Chairman; and he serves on the board of National Public Radio (Washington, D.C.) and Davidson College (Davidson, NC). Mr. Alvarez has extensive experience in all facets of business, including a strong background in operations and sales. He has an exceptional understanding of the role marketing strategy and branding plays in the success of a company. It is because of his experience in business operations, management, sales and marketing, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Alvarez should continue serving on the Board.

CHRIS M. AVERY

Age 68 Director since 2015 Independent
Dr. Chris M. Avery is Chairman and former CEO and President of James Avery Craftsman, Inc., a family-owned company founded by his father in 1954, to create finely crafted jewelry designs. Dr. Avery has served on the James Avery Craftsman, Inc. board of directors since 1989. A licensed physician and board-certified anesthesiologist, he left his profession as Chief of Anesthesia at Sid Peterson Memorial Hospital in Kerrville, Texas in 1991 to assist in the transition and direction of the family business. He became President and Chief Operating Officer in 1991 and later assumed the roles of CEO and Chairman of the Board in May 2007. Under his leadership, James Avery Craftsman, Inc., has become a national brand that designs, manufactures and sells jewelry in its own stores across the United States.

Dr. Avery earned a bachelor’s degree in biology from Stephen F. Austin State University and a medical degree from the University of Texas Medical School at San Antonio (now the University of Texas Health Science Center at San Antonio). After an internship in orthopedic surgery, he worked as an ER physician in San Antonio and Kerrville. He completed an anesthesia residency at Medical Center Hospital in San Antonio and began his anesthesia practice in Kerrville. Dr. Avery is a former President of the Fredericksburg Hospital Authority board of directors and has served on the boards of Hill Country Memorial Hospital in Fredericksburg, Texas and Sid Peterson Hospital in Kerrville. It is because of his experience in business operations and management, as well as his knowledge of the communities we serve, that our Board has concluded that Dr. Avery should continue serving on the Board.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 15

ANTHONY R. (“TONY”) CHASE

Age 68 Director since 2020 Independent
Mr. Anthony R. Chase is Chairman & CEO of ChaseSource, LP, a staffing, facilities management, and real estate development firm. ChaseSource is recognized as one of the nation’s largest minority-owned businesses by Black Enterprise Magazine. Mr. Chase started and sold three ventures (Chase Radio Partners, Cricket Wireless and ChaseCom) and now owns and operates his fourth, ChaseSource. The first, Chase Radio Partners, founded in 1992, owned seven radio stations and was sold to Clear Channel Communications in 1998. The second was Cricket Wireless a nationwide cell phone service provider that he started together with Qualcomm in 1993. He opened the first Cricket markets in Chattanooga and Nashville, TN. The third was ChaseCom, a company that built and operated call centers in the United States and India which he sold to AT&T Corporation in 2007. He is also a principal owner of the Marriott Hotel at George Bush Intercontinental Airport in Houston and the Principal Auto Toyota dealership in greater Memphis, TN. Mr. Chase serves on the boards of LyondellBasell Industries N.V., Nabors Industries Ltd. and Par-Pacific Holdings, Inc. and previously served on the Board of Heritage Crystal Clean, Inc. until 2022. Mr. Chase is a Professor of Law Emeritus at the University of Houston Law Center. Mr. Chase is passionate about community engagement and chairs the City of Houston/Harris County COVID-19 Relief Fund and co-chaired the City of Houston/Harris County Hurricane Harvey Relief Fund.

Mr. Chase serves on several non-profit boards in Houston: Houston Endowment, Greater Houston Partnership, Texas Medical Center, MD Anderson Board of Visitors, and the Greater Houston Community Foundation. Mr. Chase served as Deputy Chairman of the Federal Reserve Bank of Dallas and the Chairman of the Greater Houston Partnership. He is also a member of the Council on Foreign Relations. A native Houstonian, Mr. Chase grew up attending Houston public schools. He is an honors graduate of Harvard College, Harvard Law School and Harvard Business School. He is also an Eagle Scout. Mr. Chase is the recipient of many awards, including the American Jewish Committee’s 2016 Human Relations Award, Houston Technology Center’s 2015 Entrepreneur of the Year, 2013 Mickey Leland Humanitarian Award (NAACP), 2013 Bob Onstead Leadership Award (GHP) and the 2012 Whitney M. Young Jr. Service Award. He also received Ernst & Young’s Entrepreneur of the Year, the Pinnacle Award (Bank of America) and the Baker Faculty Award (UH Law Center). It is because of his experience in corporate governance, banking, regulatory and real estate matters, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Chase should continue serving on the Board.

CYNTHIA J. COMPARIN

Age 64 Director since 2018 Independent
Ms. Cynthia J. Comparin is the founder and recently retired CEO of Animato Technologies Corp., a private company providing business and technology solutions to enterprise clients. She held various senior executive positions in multibillion-dollar global technology corporations throughout her career. Ms. Comparin’s areas of expertise include: independent director corporate board experience, international business, strategy development, business development, finance and accounting (including M&A and divestitures). Ms. Comparin is an independent director of Universal Display Corporation, a NASDAQ-listed company, where she serves on the Audit Committee. Ms. Comparin is a former independent director of Black Box Corporation, a NASDAQ-listed company sold in 2019. She is a National Association for Corporate Directors fellow and Board member of Latino Corporate Directors Association. Ms. Comparin also holds a certificate of Systemic Cyber Risk Governance for Corporate Directors.

Prior to establishing Animato, Ms. Comparin created and was president of Alltel’s Enterprise Network Services Division, providing consulting, integration and operations services to worldwide customers. Before Alltel, Ms. Comparin was Vice President and General Manager for Nortel’s Network Transformation Services Division, general manager of Latin America for Recognition International, a global technology company, and spent 10 years in various U.S.-based and international management positions at EDS, which was later acquired by HP. It is because of her experience as CEO and as a board member of a NASDAQ-listed company, and her knowledge and experience in the technology industry and her insight into a wide variety of areas, including cybersecurity and extending technology to customers, as well as her knowledge of the communities we serve, that our Board has concluded that Ms. Comparin should continue serving on the Board.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 16

SAMUEL G. DAWSON

Age 62 Director since 2017 Independent
Mr. Samuel G. Dawson is CEO of Pape-Dawson Engineers, Inc., one of the largest engineering firms in Texas, with offices in Austin, Corpus Christi, Dallas, Fort Worth, Houston, New Braunfels and San Antonio. He graduated from The University of Texas at Austin with a B.S. degree in Civil Engineering. In addition to managing the engineering firm, Mr. Dawson is a community leader who has contributed countless hours to various Texas organizations. He has served as President or Chairman of: Greater San Antonio Chamber of Commerce, The University of Texas Engineering Advisory Board, Trinity Baptist Church Deacon Council, The University of Texas at San Antonio Engineering Advisory Council, The Witte Museum Board, Texas Society of Professional Engineers, American Society of Civil Engineers, Rotary Club of San Antonio, San Antonio Mobility Coalition, Professional Engineers in Private Practice and Tobin Center for the Performing Arts.

Mr. Dawson presently serves as Chairman of the Board of Southwest Research Institute serving as Vice Chair of the Corporate Governance Committee and is an active member of the Board of Haven for Hope. In 2013, Mr. Dawson was inducted into the University of Texas at Austin Cockrell School of Engineering Department of Civil, Architectural and Environmental Engineering Academy of Distinguished Alumni and in 2017 was recognized as a Distinguished graduate. It is because of his business operations and management skills, his familiarity with issues related to human resources, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Dawson should continue serving on the Board.

CRAWFORD H. EDWARDS

Age 64 Director since 2005 Independent
Mr. Crawford H. Edwards is President of Cassco Development Co., Inc. A native of Fort Worth, Mr. Edwards is the fifth generation of his family involved in managing his family’s ranching business. Since 2005, he has been engaged in the investing in and managing of commercial real estate. After graduating with a bachelor of general studies degree from Texas Christian University and the TCU Ranch Management program, he worked as a petroleum landman in Midland, Texas.

Mr. Edwards serves on the board of directors of the following organizations: Texas and Southwestern Cattle Raisers Association, the Southwestern Exposition Livestock Show, the National Finance Credit Corporation and Visit Fort Worth, where he is also a member of the executive committee. It is because of his experience in business operations and management and real estate, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Edwards should continue serving on the Board.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 17

PATRICK B. FROST

Age 63 Director since 1997
Mr. Patrick B. Frost is Group Executive Vice President of Cullen/Frost and President of Frost Bank. A native of San Antonio, he earned a B.A. degree in Economics from Vanderbilt University and an MBA degree from The University of Texas at Austin. He is a director of the Christus Santa Rosa Health System, former Chairman of the Free Trade Alliance of San Antonio, and former Chairman of the Santa Rosa Children’s Hospital Foundation. Mr. Frost is also a trustee of the San Antonio Medical Foundation and serves on the advisory board of United Way of San Antonio.

He is a past member of the Executive Committee of the San Antonio Livestock Exposition and was advisory council Chairman of the University of Texas at San Antonio College of Business. Mr. Frost was chair of the local organizing committee for the NCAA Men’s Final Four in 2004, 2008 and 2018 and chair of the Alamo Bowl in 2003 and 2013. It is because of his experience in banking and his many years at Cullen/Frost, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Frost should continue serving on the Board.

PHILLIP D. GREEN

Age 68 Director since 2016
Mr. Phillip D. Green serves as Chairman and CEO of Cullen/Frost Bankers, Inc. and Frost Bank. Mr. Green joined the Cullen/Frost organization in July 1980 and served in a number of managerial positions in the Company’s financial division before being named CFO in 1995, a position he held until 2015 when he was named President of Cullen/Frost. He became Chairman and CEO in 2016. During Mr. Green’s tenure at Frost, the Company has become one of the nation’s 50 largest banks and has increased its common stock dividend for 27 consecutive years. At the same time, Frost Bank has won numerous accolades for excellence and customer service, earning the most Greenwich Excellence Awards for service to business clients among banks nationwide for six consecutive years, and receiving the highest ranking in customer satisfaction in Texas in the J.D. Power U.S. Retail Banking Study for 13 consecutive years. Frost Bank has also ranked highly in the American Banker/Reputation Institute Survey of Bank Reputations and Forbes magazine’s list of America’s 100 Best Banks. Mr. Green currently serves as Chairman of the San Antonio Chamber of Commerce, and he is a founding member of the Corporate Partners for Racial Equity.

He sits on the Board of Directors and chairs the Investment Committee of the Southwest Research Institute and on the University of Texas at Austin Chancellor’s Council Executive Committee, McCombs School of Business Advisory Council and the McCombs Scholars Program committee. As a member of the Board of Directors of The Tobin Center for the Performing Arts, Mr. Green serves as the Vice Chair and Chair-Elect. Mr. Green is a member of the University of Texas San Antonio Campaign Leadership Council and the Mid-Sized Bank Coalition where he is a former executive committee member. Mr. Green is a past member of the Executive Committee and Board of Trustees of the United Way of San Antonio and Bexar County. He previously served on the Federal Reserve Board’s Federal Advisory Council, serving the Fed’s 11th District. Mr. Green graduated with honors from the University of Texas at Austin in 1977, earning a bachelor’s degree in accounting. Prior to joining Cullen/Frost, he spent three years in public accounting with Ernst & Ernst (now Ernst & Young). Mr. Green and his wife, Sandy, have been married for 46 years and have six grown children. It is because of his experience in banking and his many years at Cullen/Frost and Frost Bank, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Green should continue serving on the Board.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 18

DAVID J. HAEMISEGGER

Age 69 Director since 2008 Independent
Mr. David J. Haemisegger is President of the NorthPark Management Company, which manages NorthPark Center, a major shopping mall in Dallas, Texas. After graduating with a B.A. degree from Princeton University in his native New Jersey, he earned an MBA degree from the Wharton School at the University of Pennsylvania. He was President and Chief Operating Officer of the Raymond D. Nasher Company until 1995, when he became President of NorthPark Management Company. Mr. Haemisegger is President and Chairman of the Board of Trustees and the Acquisition, Audit and Finance Committees at both the Nasher Foundation and the Nasher Sculpture Center.

Mr. Haemisegger is a member of the Princeton University Art Museum Advisory Council, the Duke University Art Museum Board of Advisors, the Graduate Executive Board for the Wharton School at the University of Pennsylvania, and the Director’s Council of the Harvard Art Museums. Mr. Haemisegger is a former member of the board of directors and the Audit, Loan and Executive Committees of NorthPark National Bank. It is because of his experience in banking, business operations and management and real estate, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Haemisegger should continue serving on the Board.

CHARLES W. MATTHEWS

Age 78 Director since 2010 Independent
Mr. Charles W. Matthews, formerly General Counsel of Exxon Mobil Corporation, spent his entire career at Exxon, the world’s largest energy company. A native of Houston, he graduated from The University of Texas at Austin with a B.A. degree in government. He also earned a J.D. degree from the University of Houston and joined Humble Oil, now known as Exxon-Mobil, upon graduation. He rose in the law department to become Vice President and General Counsel of Exxon Mobil. He was responsible for coordinating the legal and regulatory efforts to facilitate the merger between Exxon Corporation and Mobil Corporation. As General Counsel, Mr. Matthews oversaw the company’s law department, consisting of more than 460 lawyers with offices in 40 countries.

He is a former member of the advisory board and past Chairman of the University of Houston Law Foundation. Mr. Matthews is also past Chairman and past President of the University of Texas Ex-Students Association and past-member of the Texas Exes Scholarship Foundation and member of the Board of the University of Texas Foundation. He served on the boards of Trinity Industries Inc., Forestar Group, Inc., and Children’s Medical Center of Dallas. Mr. Matthews is past Chairman of Texas Cultural Trust where he continues to serve on the Board. It is because of his experience in corporate governance, regulatory compliance, and the in-depth knowledge of the opportunities and challenges facing energy companies, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Matthews should continue serving on the Board.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 19

JOSEPH A. PIERCE

Age 54 Director since 2022 Independent
Mr. Joseph A. Pierce has served as the Senior Vice President and General Counsel for AMB Sports & Entertainment since December 2020. He previously served as the Senior Vice President and Chief Legal Officer of the Charlotte Hornets from October 2019 to December 2020 and the Vice President and General Counsel from October 2014 until October 2019. Prior to joining the Hornets organization, Mr. Pierce was Senior Vice President and Associate General Counsel of Global Marketing and Corporate Affairs at Bank of America.

Mr. Pierce is a native San Antonian and holds a Bachelor of Science degree in finance from Georgetown University and dual Juris Doctorate and Master of Business Administration degrees from the University of Pennsylvania Law School and the Wharton School of Business. Mr. Pierce has extensive experience with risk management, legal, marketing, and financial services and the Board has concluded that Mr. Pierce should continue service on the Board.

LINDA B. RUTHERFORD

Age 56 Director since 2022 Independent
Ms. Linda B. Rutherford is the Chief Administration and Communications Officer at Dallas-based Southwest Airlines Co. She has been with Southwest since 1992 and provides executive leadership for Communication & Outreach, Culture & Engagement, Diversity, Equity & Inclusion, Internal Audit, People (Human Resources), Talent and Leadership Development, Total Rewards, Technology and the Southwest University. Ms. Rutherford has held several leadership positions at Southwest, including Executive Vice President People & Communications, Senior Vice President & Chief Communications Officer, Vice President and Communications Officer, and Vice President Communications and Strategic Outreach.

Ms. Rutherford serves on several local and national nonprofit and community outreach boards. She has a bachelor of arts degree in journalism from Texas Tech University. It is because of her business operations and management skills, her familiarity with issues related to human capital management and organizational culture, as well as her knowledge of the communities we serve, that our Board has concluded that Ms. Rutherford should continue to serve on the Board.

JACK WILLOME

Age 76 Director since 2023 Independent
Mr. Willome was the President of Ellison Industries, a leading home builder in San Antonio, from 1979 until the company's sale in 1996 and prior to that was the Chief Financial Officer from 1975 to 1978. Mr. Willome is a consultant and facilitator, helping numerous organizations, families and individuals develop clarity around strategy and governance. He previously served as a director on the boards of Texas Commerce Bank-San Antonio, Guaranty Federal Bank, and GPM Life Insurance and is currently a director at James Avery Craftsman.

Mr. Willome is a graduate of the University of Kansas with a Bachelor in Business Administration degree. He was a certified CPA from 1971 to 1985. Mr. Willome has financial, accounting, and real estate experience as well as experience as a board member of other banks. Because of his experience and skills in those areas, the Board has concluded that Mr. Willome should continue to serve on the Board.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 20

CORPORATE GOVERNANCE MATTERS
We believe that we have operated over the years with sound corporate governance practices that exemplify our commitment to integrity and to protect both the interests of our shareholders and other constituencies that we serve. These practices include a majority independent Board, regular meetings of non-management directors, and a sound and comprehensive Code of Business Conduct and Ethics, which obligates directors and employees to adhere to the highest legal and ethical business practices.
Director Independence
The Board believes that a substantial majority of its members should be independent within the meaning of the NYSE’s rules. To this end, the Board reviews annually the relevant facts and circumstances regarding relationships between directors and Cullen/Frost. The purpose of the Board’s review is to determine whether any director has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).
In connection with the Board’s latest review, the Board determined that the following director nominees, who compose 85% of the thirteen nominees, are independent within the meaning of the NYSE’s rules: Mr. Alvarez, Dr. Avery, Mr. Chase, Ms. Comparin, Mr. Dawson, Mr. Edwards, Mr. Haemisegger, Mr. Matthews, Mr. Pierce, Ms. Rutherford, and Mr. Willome. Mr. Frost and Mr. Green are not independent because they are executive officers of Cullen/Frost.
In making its independence determinations, the Board considers the NYSE’s rules, as well as the standards set forth below. The Board adopted these standards pursuant to the NYSE’s rules to assist in making independence determinations. For purposes of the standards, the term “Cullen/Frost Entity” means, collectively, Cullen/Frost and each of its subsidiaries.
Credit Relationships
A proposed or outstanding relationship that consists of an extension of credit by a Cullen/Frost Entity to a director or a person or entity that is affiliated with, associated with or related to a director should not be deemed to be a material relationship adversely affecting such director’s independence if it satisfies each of the following criteria:
•    It is not categorized as “classified” by the Cullen/Frost Entity or any regulatory authority that supervises the Cullen/Frost Entity.
•    It is made on terms and under circumstances, including credit standards, that are substantially similar to those prevailing at the time for comparable relationships with other unrelated persons or entities and, if subject to the Federal Reserve Board’s Regulation O (12 C.F.R. Part 215), is made in accordance with Regulation O.
•    In the event that it was not made, in the case of a proposed extension of credit, or it was terminated in the normal course of the Cullen/Frost Entity’s business, in the case of an outstanding extension of credit, the action would not reasonably be expected to have a material adverse effect on the director or the business, results of operations, or financial condition of any person or entity related to such director.
The Board determined that credit relationships with each of our independent directors satisfied these criteria.
Non-Credit Banking or Financial Products or Services Relationships
A proposed or outstanding relationship in which a director or a person or entity that is affiliated with, associated with or related to a director procures non-credit banking or financial products or services from a Cullen/Frost Entity should not be deemed to be a material relationship adversely affecting such director’s independence if it (i) has been or will be offered in the ordinary course of the Cullen/Frost Entity’s business and (ii) has been or will be offered on terms and under circumstances that were or are substantially similar to those prevailing at the time for comparable non-credit banking or financial products or services provided by the Cullen/Frost Entity to other unrelated persons or entities. The Board determined that non-credit banking or financial products or services relationships with each of our independent directors satisfied these criteria.
Property or Services Relationships
A proposed or outstanding relationship in which a director or a person or entity that is affiliated with, associated with or related to a director provides property or services to a Cullen/Frost Entity should not be deemed to be a material relationship adversely affecting such director’s independence if the property or services (i) have been or will be procured in the ordinary course of the Cullen/Frost Entity’s business and (ii) have been or will be procured on terms and under circumstances that were or are substantially similar to those that the Cullen/Frost Entity would expect in procuring comparable property or services from other unrelated persons or entities. The Board determined that the following property or services relationships satisfied these criteria: (1) with respect to Mr. Edwards, lease arrangements involving amounts less than $120,000 between Cullen/Frost Entities and a company in which Mr. Edwards has interests and (2) with respect to Ms. Rutherford, a corporate travel arrangement between Frost Bank and Southwest Airlines whereby employees of Frost Bank can book travel with Southwest Airlines and earn enhanced travel rewards. For details regarding relationships involving amounts greater than $120,000 in which a director or a person or entity that is affiliated with,

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 21

associated with or related to a director has a direct or indirect material interest, see “Certain Transactions and Relationships” elsewhere in this document.
Meetings of Non-Management Directors
Cullen/Frost’s non-management directors meet in executive sessions without members of management present at each regularly scheduled meeting of the Board. The Lead Director presides at the executive sessions. As discussed above under “General Information about the Board of Directors—Leadership Structure,” Mr. Matthews currently serves as the Lead Director.
Communications with Directors
The Board has established a mechanism for shareholders, employees, or other interested parties to communicate with the full Board of Directors as a group, the non-management directors as a group or the presiding non-management Lead Director. All such communications, which can be anonymous or confidential, should be addressed to the Board of Directors, the Non-Management Directors or the Lead Director (as applicable) of Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 111 West Houston Street, Suite 100, San Antonio, Texas 78205.
In addition, the Board has established a mechanism for shareholders, employees, or other interested parties that have concerns or complaints regarding accounting, internal accounting controls or auditing matters to communicate them to the Audit Committee. Such concerns or complaints, which can be anonymous or confidential, should be addressed to the Audit Committee of Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 111 West Houston Street, Suite 100, San Antonio, Texas 78205.
For shareholders, employee, or other interested parties desiring to communicate with the full Board of Directors, the non-management directors, the presiding non-management Lead Director or the Audit Committee by e-mail, telephone or U.S. mail, please see the information set forth on our website at investor.frostbank.com. Alternatively, any shareholder, employee, or other interested party may communicate in writing by contacting the Corporate Secretary at 111 West Houston Street, Suite 100, San Antonio, Texas 78205. These communications can be confidential.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that reaffirm our commitment to having strong corporate governance practices. The Guidelines set forth, among other things, the policies of the Board with respect to Board composition, selection of directors, director orientation and continuing training, executive sessions of non-management directors, director compensation and director responsibilities. The Corporate Governance Guidelines are available on our website at investor.frostbank.com.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics for directors and employees (the “Code”), including our CEO, CFO, and principal accounting officer. The Code addresses, among other things, honest and ethical conduct, accurate and timely financial reporting, compliance with applicable laws, accountability for adherence to the Code and prompt internal reporting of violations of the Code. The Code provides for whistleblower protection and allows anonymous reporting that prohibits retaliation against any director, officer or employee who in good faith reports a potential violation. The Code is available on our website at investor.frostbank.com. We will disclose any amendments to or waivers from the Code that apply to our CEO, CFO, and principal accounting officer by posting such information on our website at investor.frostbank.com.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 22

CERTAIN TRANSACTIONS AND RELATIONSHIPS
Certain director nominees, executive officers, their immediate family members, and their affiliates were customers of, and had transactions with us and our subsidiaries in the ordinary course of business during 2022, and additional transactions may be expected to take place in the ordinary course of business. Included in these transactions are banking, property and services transactions involving these related persons and Frost Bank, all of which were made on substantially the same terms, including, in the case of loans and lending commitments, interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable features.
The offices of the Clearfork Branch of Frost Bank in Fort Worth, Texas are leased on a long-term basis from Clearfork Retail Venture, LLC. Mr. Edwards, a director of Cullen/Frost, owns a 1.56% direct interest and a 1.56% indirect interest in Clearfork Retail Venture, LLC. During 2022, lease payments of $260,710 were made by Frost Bank to Clearfork Retail Venture, LLC. The lease payments payable in the future through the end of the lease term total $1,240,360.
Mr. Samuel G. Dawson, a director of Cullen/Frost is CEO of Pape-Dawson Consulting Engineers, Inc. and his family members also own a 23.50% interest in Pape-Dawson Engineers, Inc. During 2022, payments made to Pape-Dawson Consulting Engineers, Inc. for engineering services provided to Frost Bank totaled $349,017.
Dr. Avery, a director of Cullen/Frost, is Chairman of James Avery Craftsman, Inc. and owns a 40% interest in James Avery Craftsman, Inc. along with members of his family. During 2022, Frost Bank paid $196,015 to James Avery Craftsman, Inc. for service pins awarded to Frost Bank employees.
A sibling of Mr. Frost served in a non-executive officer position of Frost Bank during 2022 and received cash compensation in an aggregate amount of approximately $404,891. In addition, he received equity awards with an aggregate grant date fair value of approximately $100,000. The compensation of Mr. Frost’s sibling is in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Frost does not have a material interest in the employment relationship of his sibling nor do they share a household.
Policies and Procedures for Review, Approval or Ratification of Related Party Transactions
The Board has adopted a written related-party transaction policy. We regularly monitor our business dealings and those of our directors, director nominees and executive officers to determine whether any existing or proposed transactions would constitute a related-party transaction requiring approval under this policy. In addition, our Code of Business Conduct and Ethics requires directors and executive officers to notify us of any relationships or transactions that may present a conflict of interest, including those involving family members. Our directors and executive officers are also required to complete a questionnaire on an annual basis designed to elicit information regarding any such related-party transactions.
When we become aware of a proposed or existing transaction with a related party, our General Counsel, in consultation with management, as appropriate, determines whether the transaction would constitute a related-party transaction requiring approval under this policy. If such a determination is made, management and our General Counsel, determine whether, in their view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, whether it should be terminated, or whether some other action should be taken. Such action is then referred to our Corporate Governance and Nominating Committee at its next meeting (or earlier, if appropriate) for review and final determination as it deems appropriate.
In determining whether to approve a related-party transaction, the Corporate Governance and Nominating Committee will consider, among other factors, the following:
•    Whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;
•    Whether there are business reasons for us to enter into the transaction;
•    Whether the transaction would impair the independence of an outside director; and
•    Whether the transaction would present an improper conflict of interest for any related party, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction, and the ongoing nature of any proposed relationship.
Any member of the Corporate Governance and Nominating Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Committee, participate in some or all of the Committee’s discussions of the transaction.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 23

Executive Compensation and Related Information

Compensation and Benefits Committee Governance
Charter. The charter of the Compensation and Benefits Committee (the "Committee") is available on our website at investor.frostbank.com.
Scope of authority.  The primary function of the Committee is to assist the Board in fulfilling its oversight responsibility with respect to:
•    Establishing, in consultation with senior management, our general compensation philosophy, and overseeing the development of our compensation and benefits programs;
•    Overseeing the evaluation of our executive officers;
•    Reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives and setting the CEO’s compensation level based on this evaluation;
•    Making recommendations to the Board with respect to, and if appropriate under the circumstances, approving on behalf of the Board, non-CEO executive officer compensation and any adoption of or amendment to a material compensation or benefit plan, including any incentive compensation plan or equity based plan (executive officers are defined as the CEO and any direct reports to the CEO having the officer title of Group Executive Vice President);
•    Discharging any duties or responsibilities imposed on the Committee by any of our compensation or benefit plans;
•    Providing oversight of regulatory compliance with respect to compensation matters;
•    Reviewing and making recommendations to the Board with respect to the components and amount of Board compensation in relation to other similarly situated companies. The Board retains the authority to set director compensation and to make changes to director compensation; and
•    Preparing any report or other disclosure required to be prepared by the Committee for inclusion in our annual proxy statement.
Delegation authority. Although the Committee approves the normal annual grant of equity to executive officers, it delegates authority to the CEO to allocate a specified pool of equity compensation awards to address special needs as they arise.
Role of executive officers.  After consulting with the Committee’s compensation consultant and the Chief Human Resources Officer, the CEO recommends to the Committee base salary, target incentive levels, actual incentive payments and long-term incentive grants for the other executive officers. The Committee considers, discusses and modifies the CEO’s recommendations, as appropriate, and takes action on such proposals. The CEO does not make recommendations to the Committee on his own pay levels. The Committee, in executive session and without the CEO present, determines the pay levels for the CEO to be ratified by the Board.
Role of compensation consultants. The Committee retains Meridian Compensation Partners, LLC (“Meridian”) to serve as its outside independent compensation consultant.
Meridian’s role is to serve and assist the Committee in its review and oversight of executive and director compensation practices and to assist the CEO and management in reviewing, assessing and developing recommendations for our executive compensation programs.
The nature and scope of services rendered by Meridian on the Committee’s behalf is described below:
•    Review of competitive market pay analyses based primarily on peer group analysis, as needed, including executive compensation benchmarking services, proxy data studies, Board of Director pay studies, dilution analyses, and market trends;
•    Ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;
•    Assistance with the redesign of any compensation or benefit programs, if desired/needed;
•    Preparation for and attendance at selected management, Committee, or Board of Director meetings; and
•    Other miscellaneous requests that occur throughout the year.
The Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate its consultant, and the Committee evaluates the consultant annually.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 24

In 2022, Meridian did not provide any services for the Committee or Cullen/Frost outside of the compensation consulting services outlined above.
During its January 2022 and 2023 meetings, the Committee reviewed the independence of Meridian as its consultant. Specifically, the Committee took into account the six independence factors as adopted by the SEC in Rule 10C-1 under the Exchange Act and applicable NYSE rules. The Committee determined that Meridian is an independent adviser to the Committee.
A representative from Meridian attended all of the regularly scheduled Committee meetings in 2022.
Compensation and Benefits Committee Interlocks and Insider Participation
During 2022, none of the members of the Committee was or had ever been one of our officers or employees. In addition, during 2022, none of our executive officers served as a member of the Board of Directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Committee. Some of the members of the Committee, and some of their associates, are current or past customers of one or more of Cullen/Frost’s subsidiaries and, since January 1, 2022, transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. Additional transactions may take place in the future.
Compensation and Benefits Committee Report
The Committee reviewed and discussed the Compensation Discussion and Analysis with management. On the basis of such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

Charles W. Matthews, Committee Chair	Joseph A. Pierce

Chris M. Avery	Linda B. Rutherford

Anthony R. Chase	Jack Willome

Samuel G. Dawson

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 25

Compensation Discussion and Analysis
Named Executive Officers
This Compensation Discussion and Analysis is included to provide the material information necessary for our shareholders to understand the objectives and policies of our compensation program for the CEO, the CFO and the other three most highly compensated executive officers of Cullen/Frost (collectively, the “Named Executive Officers” or "NEOs") and to describe how these policies were implemented for 2022 performance. The following executives are our Named Executive Officers for 2022:

Phillip D. Green	Chairman of the Board and CEO of Cullen/Frost and Frost Bank

Jerry Salinas	Group Executive Vice President and CFO of Cullen/Frost and Frost Bank

Paul H. Bracher	President of Cullen/Frost; Group Executive Vice President and Chief Banking Officer of Frost Bank

Jimmy Stead	Group Executive Vice President and Chief Consumer Banking and Technology Officer of Cullen/Frost and Frost Bank

Coolidge E. Rhodes, Jr.	Group Executive Vice President and General Counsel and Corporate Secretary of Cullen/Frost and Frost Bank
Executive Summary
We are a financial holding company, headquartered in San Antonio, Texas, with approximately 170 financial centers throughout Texas. We provide a wide range of banking, investment and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley, and San Antonio regions. Founded in 1868, we have helped clients with their financial needs during three centuries. Over the years, we’ve grown significantly, but what hasn’t changed is our commitment to our values and to the relationships we’ve forged. We believe a key factor in our success is consistency—consistency in culture, philosophy and management, as well as consistency in our executive pay philosophy.

We enjoy a strong history of sound and profitable performance. We believe everyone is significant at our Company and successful performance occurs when everyone works together as a team with common goals. As a result, our executive compensation programs generally focus on total company success. We believe in providing a “square deal” for our shareholders, customers and employees. Therefore, we generally target our executive compensation to be in a competitive range of our peer group while taking into account various other factors, including market conditions, company performance, internal equity and individual experience levels, among other things. Because we believe Cullen/Frost is a safe and sound place to do business, we strive to avoid excessive risk, and do not offer executive compensation programs that would encourage the taking of such risks. Further, we believe that the consistency and continuity of our management team serves to enhance our conservative risk profile. The average tenure of our Named Executive Officers is in excess of 29 years. Finally, we structure our executive compensation programs to align management and shareholder interests.
As we celebrate our 155th anniversary this year, we gratefully acknowledge that we enjoy a very rich history as a company. We appreciate a robust tradition of not only solid financial performance, but of strengthening and enhancing the communities we serve and making people’s lives better. From the very beginning, we have been a values-driven company and we continue to operate our business guided by our core values of integrity, caring and excellence. It is with pride and great anticipation that we carry this heritage and culture into our future.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 26

Key 2022 Company Performance Outcomes
The year 2022 was another great year for us. We achieved a very strong level of net income available to common shareholders of approximately $572 million for the fiscal year ended 2022. This level of net income exceeded budget expectations by 58%.

2022 Earnings Achievement and Bonus Payout as a Percent of Target
200%
150%
100%
50%
—%
58%
100%
30%
100%
Earnings
Bonus
Target
Over Target

As a result of our strong performance and consistent with our pay-for-performance compensation philosophy, annual incentives paid to our Named Executive Officers for 2022 performance were paid at 30% above target.

2022 Compensation Actions

During 2022, taking into account our strong financial performance, our management team’s performance, demonstrating leadership in alignment with our culture, and to help ensure our executive team’s compensation remains competitive with our peer group, the following decisions were made concerning compensation of the Named Executive Officers:

We believe that our executive
compensation programs successfully
balance elements of fixed
compensation, short-term and
long-term incentives and benefit
programs consistent with our core
values of integrity, caring and
excellence.

•	Increases to base salary approximating 8% on average effective January 1, 2023;
•	Annual incentive payments for 2022 performance paid in 2023 at 30% above target; and
•	Long-term incentive award grants consisting of 50% performance stock units and 50% restricted stock units.

2022 Say On Pay Vote
The 2022 annual shareholders meeting was held on April 27, 2022. The shareholders showed their approval of our executive pay programs with over 98% of all votes cast being in favor of approval of the executive pay programs. The Committee and the Board recognized this strong shareholder support as an endorsement of the Committee’s approach to executive compensation philosophy and programs. Accordingly, for 2022, the Committee continued to administer the same conservative reward programs and to demonstrate the same consistent pay philosophies that have been in place historically.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 27

Objectives of the Compensation Program
Our compensation program is administered by the Committee. The objectives of the program are to:
•    Reward current performance;
•    Motivate future performance;
•    Enhance risk management;
•    Encourage teamwork;
•    Reinforce commitment to our core values;
•    Remain competitive as compared to the external marketplace;
•    Maintain a position of internal equity among our executive management team;
•    Effectively retain our executive management team; and
•    Increase shareholder value by strategically aligning executive management and shareholder interests.
Design of the Total Compensation Program and Overview of Compensation Decisions Made in 2022
Pay Philosophy/Pay Determination Process
In general, it is our compensation philosophy to target total executive compensation for each of our executives to be in a competitive range of our peer group (as described below). Actual compensation realized by executives is primarily based on the Company’s performance. In addition to external competitiveness, the Committee evaluates the following factors when making compensation decisions for executive officers:
•    Performance (Company, area of responsibility and individual);
•    Internal equity;
•    Experience;
•    Strategic importance;
•    Technical implications such as tax, accounting and shareholder dilution; and
•    Advice from our independent compensation consultants.
The Committee does not assign a specific weighting to these factors and may exercise its discretion when making compensation decisions for Named Executive Officers.
When reviewing the components of the compensation program, the Committee, together with Mr. Green, the Chief Human Resources Officer, and the Committee’s independent compensation consultant, work to help ensure the total package is competitive with the external marketplace and remains balanced from an internal equity standpoint. However, the Committee believes that it is the total package that should be competitive, and not necessarily the individual elements.
Mr. Green makes recommendations to the Committee on the pay levels of his direct reports (including the other Named Executive Officers) for the Committee’s review and approval. The Committee reviews a total compensation tally sheet for Mr. Green annually. We use the tally sheet to inform the Committee on Mr. Green’s total compensation and accumulated wealth from the Company’s equity and retirement benefit plans. Mr. Green does not make recommendations to the Committee on his own pay levels. The Committee, in executive session and without Mr. Green present, determines the pay levels for Mr. Green to be ratified by the Board.
The Committee does not maintain a stated policy with regard to the allocation of cash and non-cash components of compensation. However, the allocation of cash and non-cash compensation for each of the Named Executive Officers is reviewed by the Committee annually.
In general, the Committee does not take into account amounts realizable from prior compensation when making future pay decisions. However, previous grant date amounts and values are considered, particularly when establishing long-term incentive award grant levels.
In light of the volatility in the U.S. financial markets and the concern over executive compensation among financial institutions, the Committee has traditionally met at least annually with executive officers, including the Chief Risk Officer, along with the Committee’s compensation consultant, to discuss the risk profile of our total executive compensation

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 28

program for Named Executive Officers. For 2022, the Committee determined that the Company’s total compensation program, which balances fixed compensation (base salary and retirement benefits) and various forms of shorter- and longer-term incentive pay (annual cash incentive and equity compensation), did not encourage excessive or unnecessary risks. See “Relation of Pay Practices to Risk Management” for a further discussion on how we implement compensation policies and practices that are designed to support strong risk management.
Benchmarking and Peer Companies
Under the direction of the Committee, the Company, together with Meridian, typically conduct an annual competitiveness review of base salary, annual incentive pay and long-term incentive pay. The competitiveness of other forms of pay is reviewed on a periodic basis, as determined by the Committee.
During the 2022 review, the Committee continued to focus on the importance of refining the peer group to serve as true peer banks. In assessing a peer group, the Committee continued to look at not only asset size but also market capitalization and business focus. In addition, the Committee believes there should be a limited set of larger aspirational peers included in the peer group.
In reviewing a range of banks of comparable size and scope and including aspirational peers, the Committee considered banks one-half times to a range of four times of our asset size. Market capitalization was also considered as a secondary reference point in addition to asset size.
Four of our previously reported peer group banks were removed from the list. First Horizon National Corporation was removed due to merger and acquisition activity, while Bank United, Inc., Hancock Whitney Corporation, and Texas Capital Bancshares were removed in an effort to better position us near the median of the group.
The following three banks were added to the peer group for 2022 based on asset size and market capitalization:
•Cadence Bank;
•Old National Bancorp; and
•PacWest Bancorp
Following the Committee’s review with Meridian, the Committee established a peer group of the following 21 companies in 2022 to make compensation decisions for 2023. The final peer group is comprised of 18 peers and three aspirational peers. External market data for the peer group was provided by Meridian.

Aspirational Peers:

Huntington Bancshares Incorporated	KeyCorp	Regions Financial Corporation

Peers:

BOK Financial Corporation	Old National Bancorp	Synovus Financial Corporation
Cadence Bank	PacWest Bancorp	Valley National Bancorp
Comerica Incorporated	Pinnacle Financial Partners, Inc.	Webster Financial Corporation
East West Bancorp, Inc.	Prosperity Bancshares, Inc.	Western Alliance Bancorporation
First Citizens BancShares, Inc.	Signature Bank	Wintrust Financial Corporation
F.N.B. Corporation	SouthState Corporation	Zions Bancorporation, NA
Market data is typically collected by Meridian from multiple published survey sources representing national financial institutions of a similar asset size to us. The Committee believes that the combination of peer company data and survey data is appropriate in light of our external market for business and executive talent. Accordingly, the Committee uses both of these sources when comparing our executive target aggregate compensation to the external market. The Committee does not utilize any stated weighting of external market data relative to other factors to determine compensation levels of the Named Executive Officers. Instead, the Committee, in consultation with Meridian evaluates the market data, along with the other factors listed previously to determine the appropriate compensation levels of the Named Executive Officers on an individual basis.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 29

Relation of Pay Practices to Risk Management
Key elements of our mission are to build long-term relationships based on safe, sound assets. In support of our mission, we have long adhered to compensation policies and practices that are designed to support strong risk management.
•    We pay base salaries to our employees that are competitive and that represent a significant portion of his or her compensation and, therefore, do not encourage excessive risk taking to increase compensation. We believe that we generally pay a greater share of total compensation to our employees in base salary than do our competitors, which we believe is an effective risk management tool.
•    Annual cash-based incentive compensation, which represents a small percentage of our total revenue, is awarded to many employees to encourage excellence in delivering value to our customers and sustained superior financial performance to our shareholders.
•    Because we are dedicated to relationship banking, incentives for business line employees typically emphasize such factors as the level of client contact and success in meeting clients’ overall needs, as well as production volume.
•    Our employees as a group, through long-term equity-based awards and investment in our stock under the 401(k) Plan for Employees of Cullen/Frost, are significant holders of our stock which further creates alignment with our shareholders’ interests.
As part of this risk review, the Committee has determined that our compensation policies and practices do not encourage excessive or unnecessary risk-taking behaviors. The Committee, together with our Chief Human Resources Officer and Chief Risk Officer, regularly reviews all plans identified as potentially creating risk, regardless of magnitude, particularly with respect to executive officers. Based on the structure of our Company’s longstanding compensation policies and practices, the Committee believes that those compensation policies and practices are reasonably likely to not have a material adverse effect on us.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 30

Elements of Compensation: The 2022 Compensation Program Detail and Key 2023 Actions

To achieve executive compensation program objectives, compensation is provided to the Named Executive Officers in the following elements:

Base Salary

Base salary is an important element of executive compensation because it provides executives with a fixed amount of monthly income.

Internal and external equity, performance, experience and other factors are considered when establishing base salary. The Committee does not assign a specific weighting to these factors when making compensation decisions.

Base salary changes are generally approved in October of each year and are effective January 1st of the following year. No specific weighting is targeted for base salaries as a percentage of total compensation.

Annual Incentive Compensation

Annual incentive compensation is provided to Named Executive Officers to recognize achievement of annual financial targets and is paid in accordance with the quantitative and qualitative terms of the Annual Incentive Plan for the Chief Executive Officer and the Executive Management Bonus Plan, which covers the other Named Executive Officers.

This award is paid in the form of cash, following the completion of the performance year to which it relates.

Long-Term Incentive Compensation

Long-term incentive compensation in the form of equity-based awards is awarded to the Named Executive Officers in an effort to align management and shareholder interests, ensure our future performance, enhance stock ownership opportunities, and increase shareholder value, in each case, over the longer term.

Our long-term incentive awards provide for a three-year performance period for performance stock units and a 3-year cliff vesting period for time-based restricted stock units.

Benefits and Perquisites

We provide an employee benefits package, including retirement benefits, along with health and welfare benefits, to remain competitive with the market and to help meet the health and retirement security needs of our employees, including the Named Executive Officers.

Limited perquisites are provided in an effort to remain competitive and to provide certain conveniences that we believe are reasonable. We do not pay tax gross-ups on perquisites.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 31

2022 Compensation Program Detail
Base Salary
Philosophy and Base Salary Practices
The Committee typically reviews external market data provided by Meridian at its October meeting. The Committee looks at base salary levels as well as other components of the Named Executive Officers' total compensation. Changes to the Named Executive Officers' base salary are determined in that meeting and generally made effective on January 1st of the following year.
Determination of 2022 Base Salary Levels
During its fall 2021 meeting, the Committee approved 2022 base salary increases for the Named Executive Officers. The Committee was largely guided by external market data provided by Meridian but also took into account internal equity, and the voluntary 10% decreases in base salary for 2021. Those base salary levels are listed in the chart below and are also shown in the Summary Compensation Table.
Determination of 2023 Base Salary Levels
During its fall 2022 meeting, the Committee approved 2023 base salary increases for the Named Executive Officers. The Committee took into account:
•    The external market data provided by Meridian;
•    Internal equity;
•    Individual experience levels;
•    Any change in responsibility; and
•    Company performance.

The base salary increases approved by the Committee are as follows:

Named Executive Officer	2022 Base Salary	2023 Base Salary	% Change

Phillip D. Green	$1,100,000	$1,200,000	9%

Jerry Salinas	$600,000	$630,000	5%

Paul H. Bracher	$605,000	$650,000	7%

Jimmy Stead	$550,000	$625,000	14%

Coolidge E. Rhodes, Jr.	$575,000	$605,000	5%
The base salary increases approved by the Committee for the Named Executive Officers became effective January 1, 2023 and approximated an average of 8% of existing base salary.

Annual Incentive Pay
Philosophy and Practice
Annual incentive pay for our Named Executive Officers is paid under two different plans:
•    Mr. Green participates in the Annual Incentive Plan for the Chief Executive Officer; and
•    The remaining Named Executive Officers participate in the Executive Management Bonus Plan.
The primary focus for both plans continues to be based on achievement of budgeted expectations. Our net income budget for a given year typically represents a meaningful increase in earnings per share over the previous year. In finalizing a budget, the current economic, regulatory and interest rate environments are considered, as well as market expectations. The budget must be ratified by the Board.

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The structure of the two plans are detailed below:
Annual Incentive Plan for the CEO
In addition to achievement of budgeted expectations, the Annual Incentive Plan for the CEO is based on the following qualitative measures:

Performance Measures	Description

Operating Results	Provides direction so that we meet our financial goals, both in terms of achieving budgetary results and in its commitment to performance compared to its peers.

Leadership
Leads Cullen/Frost, setting a philosophy—based on the corporate culture, and grounded in our core working values—that is well understood, widely supported, consistently applied, and effectively implemented.

Strategic Planning
Establishes clear objectives and develops strategic policies to support growth in our core business and expansion through organic growth and when appropriate acquisitions. Is committed to the utilization of advanced technology applications to support these growth goals, and maintains the long-term interest of Cullen/Frost in all actions.

Human Capital Management and Development
Helps to ensure the effective recruitment of a diverse workforce, consistent retention of key employees and the ongoing motivation of all staff. Offers personal involvement in the recruiting process and provides feedback.

Communications	Serves as our chief spokesperson, communicating effectively with all of our stakeholders.

External Relations
Establishes and maintains relationships with the investment community to keep them informed on our progress. Serves in a leadership role in civic, professional and community organizations. Reinforces key customer relationships through regular market visits and customer contacts.

Board Relations
Works closely with the Board to keep it fully informed on all important aspects of the status and development of Cullen/Frost. Facilitates the Board’s composition and committee structure, as well as its governance and any regulatory agency relations.

Executive Management Bonus Plan
The remaining Named Executive Officers participate in the Executive Management Bonus Plan. Annually, an incentive pool is generated based on our financial performance as compared to the budgeted expectations for the year. The incentive pool is funded at target if our financial performance meets our budgeted net income goal and is funded below target if our financial performance falls below budget. A minimum percentage of budgeted net income must be achieved before the annual incentive pool is funded, and no incentive payments are made unless we attain this minimum threshold. The incentive pool may be funded above target if we achieve financial performance above budget. The Committee approves the corporate and individual objectives as well as the payment targets, which are expressed as a percentage of the executives’ base salary earnings for the year. There is not a stated cap on this plan. However, over the past decade the most paid to any Named Executive Officer was 30% above the executive’s pre-established annual incentive target for the applicable year.
Individual target levels are established annually. The individual targets are not formula-driven and no specific weighting is targeted for annual incentive pay as a percentage of total compensation. For each of the Named Executive Officers in the Executive Management Bonus Plan, the targets are set at the discretion of the CEO and are approved by the Committee. The incentive targets are based on external market data provided by Meridian, internal equity considerations, and strategic objectives for corporate performance. The individual targets for the next year are reviewed annually at the fall meeting of the Committee and adjusted as deemed appropriate.
Payment amounts for the Named Executive Officers participating in this plan are made based on recommendations of the CEO and approval of the Committee. Annual incentive amounts in excess of, or below, target may be paid at the discretion of the CEO with the approval of the Committee. Before the CEO makes recommendations to the Committee regarding annual incentive payments for the other Named Executive Officers, such recommendations are discussed with Meridian. The Committee has the discretion to approve, disapprove or adjust the CEO's recommendations.
The primary criterion for annual incentive payments for the Named Executive Officers (other than the CEO) is the measurement of actual net income versus budgeted net income.

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Determination of Target Levels and Payout Levels
In its fall meeting, the Committee generally reviews the competitiveness of the Named Executive Officers’ annual cash incentive target levels. Reviewing market data and discussing internal equity as well as strategic objectives, the Committee makes determinations concerning target levels for the upcoming year.
At its January meeting, the Committee generally reviews performance of the previous year to determine payout of the Annual Cash Incentives. Payouts for Mr. Green are determined by the Committee without Mr. Green present and are presented to the Board for ratification. Payouts for the remaining Named Executive Officers are recommended to the Committee by Mr. Green and are discussed and determined by the Committee.
Determination of 2022 Target Level and Payout for the CEO
At its October 2021 meeting, the Committee elected to set Mr. Green's annual incentive target for 2022 at 125% of his base salary earnings. For 2022, the Company’s budgeted level for net income was $363 million. Actual performance for 2022 significantly exceeded this level as the Company realized actual net income available to common shareholders of approximately $572 million (58% over budget).
To determine Mr. Green’s 2022 annual incentive payment amount, the Committee considered our strong performance in 2022 and exercised discretion based on Mr. Green’s 2022 performance under the plan’s qualitative measures shown above. In light of these factors, and taking into account the Board’s assessment of Mr. Green’s effective leadership, the Committee elected to pay an annual incentive to Mr. Green at 30% above target, or $1,787,500. This decision was ratified by the Board and is shown in the Summary Compensation Table.
Determination of 2023 Target Level for the CEO
At its October 2022 meeting, the Committee discussed Mr. Green’s annual incentive target for the 2023 performance year. In light of the Company's continued excellent performance, Mr. Green's leadership and market conditions, as well as external data provided by Meridian, the Committee elected to increase his annual target incentive from 125% to 135% for 2023. The increased target level for 2023 was ratified by the Board.
Determination of 2022 Target Level and Payout for the Named Executive Officers (other than the CEO)
For 2022, the Committee set the following individual targets as a percentage of 2022 base salary for the Named Executive Officers in the Executive Management Bonus Plan:

Named Executive Officer	2022 Incentive Target

Jerry Salinas	80%

Paul H. Bracher	80%

Jimmy Stead	80%

Coolidge E. Rhodes, Jr.	80%
As previously stated, our 2022 net income results significantly exceeded our budgeted net income target for 2022, with earnings exceeding the budget by 58%. As a result, the CEO recommended, and the Committee approved, annual incentive payments to the other Named Executive Officers at 30% over target for 2022. The 2022 annual incentives were paid in February 2023 and are shown in the Summary Compensation Table.
Determination of 2023 Target Levels for the Named Executive Officers (other than the CEO)
In October 2022, the Committee reviewed each Named Executive Officer’s incentive target level. The Committee observed that the existing target levels were somewhat below that of the prevailing external market in some instances. As a result, the Committee elected to increase the target levels for 2023 as follows:

Named Executive Officer	2023 Incentive Target

Jerry Salinas	85%

Paul H. Bracher	85%

Jimmy Stead	85%

Coolidge E. Rhodes, Jr.	85%

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 34

Long-Term Incentive Pay
Philosophy and Grant Practices
In recent years, long-term incentives have been awarded to the Named Executive Officers in the form of fifty percent performance stock units and fifty percent restricted stock units, based on the estimated economic value of awards on the date of grant. This weighting between performance stock units and restricted stock units allows us to strike a balance between performance and retention.
The value of the long-term incentive grant is determined by the Committee, taking into account a variety of factors, including the value of prior year grants when made, external market data, internal equity considerations, individual and Company performance, overall share usage, shareholder dilution and cost. No specific weighting is targeted for long-term incentive pay as a percentage of total compensation.
Historically, the Committee has generally approved and granted long-term incentive awards to the Named Executive Officers and any other designated employees at its fall meeting. While we maintain no policy, whether official or unofficial, for timing the granting of stock options or other equity-based awards in advance of the release of material nonpublic information, our practice has been to grant long-term incentive awards on the date of the fall Committee meeting.

Determination of 2022 Long-Term Incentive Awards
Consideration of Award Opportunity and Mix
During its October 2022 meeting, the Committee discussed the competitiveness of the long-term incentive program for the Named Executive Officers. External market data was provided by Meridian. In reviewing this data, the Committee observed that the long-term incentive opportunities for our Named Executive Officers were significantly lower than the external market. In light of this comparison, the Committee determined that the long-term incentive opportunities for our Named Executive Officers should be increased to maintain market competitiveness and continue the strong alignment of executive team and shareholder interests.
In its review, the Committee determined that it was critical to continue placing a strong emphasis on future financial performance and increasing shareholder value, while offering a competitive total compensation package overall. The Committee took into account the change in the market value of Company stock as compared to the prior year, along with the Committee’s desire to maintain a competitive posture as it relates to award value, and, in its discretion, awarded long-term incentives to the Named Executive Officers at increased levels over the prior year grants. For long-term incentives granted in 2022, the Committee elected to continue utilizing a mix of half performance stock units and half restricted stock units, based on the estimated economic value of the awards at the time of grant. The awards granted in 2022 are shown in the Summary Compensation Table and the 2022 Grants of Plan-Based Awards Table.
The Committee believes that the Company’s use of performance stock units and restricted stock units continues to create a strong alignment of executive team and shareholder interests.
•    Performance stock units align management and shareholder interests and reward executives with shareholder value creation.
•    Restricted stock units create an immediate link to shareholder interests, enhance ownership opportunities and help maintain a stable executive team.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 35

2022 Performance Stock Units. The awards granted include a three-year performance period beginning January 1, 2023 and ending December 31, 2025, and will be earned based on an increase in average Pre-Provision Net Revenue less Net Loan Charge-offs over the three-year period.
The Committee elected to use this growth metric in order to align our performance award with our strategy of achieving organic growth by meaningful expansion in existing markets.
Growth in Pre-Provision Net Revenue less Net Loan Charge-Offs will allow for a vesting schedule as follows:

Average Growth in Pre-Provision Net Revenue Less Net Loan Charge-Offs Over the Three-year Period	Award Payout Percentage
<13% Growth	0% of Target
13% Growth	50% of Target
19% Growth	100% of Target
25% or more Growth	150% of Target
The vesting of the performance stock units is subject to Committee certification and the exercise of downward discretion. Achievement between the 13% and 25% growth levels listed above will be determined based on straight-line interpolation as determined by the Committee, subject to its discretion. The performance metric and vesting schedule were structured to align executives with long-term shareholder value creation, to be competitive and to enhance our retention efforts.
On October 25, 2022, performance stock units were granted based on a market price of $143.06, the closing price of our stock on the date of grant.

Reconciliation of Pre-Provision Net Revenue less Net Loan Charge-offs
For performance stock units granted in 2022, issuance is based on the measure of our achievement of growth in Pre-Provision Net Revenue less Net Loan Charge-offs, averaged over the three-year performance period, compared to the 2022 base-year amount.

Pre-Provision Net Revenue Calculation

Taxable-equivalent Net Interest Income (excluding the effects of PPP Lending)
plus
Non-Interest Income
less
Non-Interest Expense (excluding the effects of PPP Lending)
less
Net Charge-offs

2022 Pre-Provision Net Revenue less Net Loan Charge-offs (Base Year)

Taxable-equivalent Net Interest Income (excluding the effects of PPP Lending)
plus
Non-Interest Income
less
Non-Interest Expense (excluding the effects of PPP Lending)
less
0.30% of Average Total Loans for 2022

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 36

Performance and Payout of 2019 Performance Stock Units. The performance stock units granted to the Named Executive Officers on October 29, 2019 were earned based on performance over a three-year performance period that began on January 1, 2020 and ended on December 31, 2022 with vesting opportunities ranging from 0% to a maximum of 150% of target. The performance criteria established by the Committee to determine the vesting of the performance stock units was based on the Return on Average Assets relative to the peer group. The performance and payout scale approved by the Committee at the grant of the award is as follows:

Return on Assets Performance Level Achieved	Award Payout Percentage
<25th Percentile	0% of Target
25th Percentile	50% of Target
50th Percentile	100% of Target
75th Percentile or greater	150% of Target
The Committee reviewed the final ranking of the Return on Average Assets of each member of the peer group along with the Return on Average Assets at a special meeting called for that purpose on March 7, 2023. The Company achieved a 45.5 percentile ranking resulting in a payout to the Named Executive Officers of 91% of target.
2022 Restricted Stock Units. The awards granted in 2022 are scheduled to cliff vest three years after the date of the grant. This vesting schedule is considered competitive and encourages long-term value creation.

Benefits
Philosophy and Practice
We provide a benefits package including health and welfare and retirement benefits, to remain competitive with the market and to help meet the health and retirement security needs of our employees, including the Named Executive Officers. The following table provides a brief summary of our retirement benefit programs and those eligible to participate:

Retirement Benefit Plan	Purpose	Named Executive Officer Participation	All Employee Participation
401(k) Plan	A tax-qualified retirement plan to provide for the welfare and future financial security of the employee as well as align employee and shareholder interests. The 401(k) Plan includes a Profit Sharing component that is also tax-qualified.
Thrift Incentive Plan	A non-qualified plan to provide benefits comparable to the 401(k) for Named Executive Officers that would otherwise be reduced due to Internal Revenue Code limits.
Profit Sharing Restoration Plan	A non-qualified plan that provides benefits comparable to the Profit Sharing component of the 401(k) Plan for Named Executive Officers that would otherwise be reduced due to Internal Revenue Code limits.
Retirement Plan(1)	A tax-qualified pension plan to provide for the welfare and future financial security of the employee.
Retirement Restoration Plan(1)	A non-qualified plan to provide benefits comparable to the Retirement Plan for Named Executive Officers that would otherwise be reduced due to Internal Revenue Code limits.
(1)    The Retirement Plan and the Retirement Restoration Plan were frozen to new participants and for purposes of benefit accrual for existing participants on December 31, 2001. Mr. Rhodes is not a participant in these two plans because his employment with the Company commenced in 2021.
For a detailed description of the above-referenced benefit plans, see the narrative following the 2022 Pension Benefits Table. See the All Other Compensation Table for detail on benefits received by the Named Executive Officers.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 37

Perquisites
Philosophy and Practice
We offer perquisites for Named Executive Officers as part of a competitive offering and to provide certain conveniences that we believe are reasonable. We do not pay tax reimbursements on perquisites. Further, the Named Executive Officers pay tax on the imputed income associated with perquisites as incurred. The aggregate perquisite value received by each Named Executive Officer is shown in the All Other Compensation Table. Below is a brief summary of the perquisites provided and the rationale for their use:
Physical Examinations
The Named Executive Officers were given the opportunity to undergo a physical examination with the physician of their choice with the cost to be underwritten by us subject to a cap.
Personal Financial Planning Services
The Named Executive Officers were given the opportunity to engage a financial advisor of their choice to provide personal financial planning services with the cost to be underwritten by us subject to a cap.
Home Security Services
Home security services are provided to Named Executive Officers in certain instances.
Club Memberships
Club memberships are provided to the Named Executive Officers to be used at their discretion for both personal and business purposes. This provides the Named Executive Officers with the ongoing opportunity to network with other community leaders.
Use of Chartered Aircraft
A charter aircraft service is available on an as needed basis. This use of charter aircraft is primarily for the CEO to reduce travel time and related disruptions and to provide additional security, thereby increasing his availability, efficiency and productivity. Additionally, when deemed appropriate by the CEO, the charter aircraft service may be extended to the other Named Executive Officers. Mr. Green has been authorized to use a portion of the aircraft for non-business purposes, which should generally not exceed 10 percent of the annual usage. Mr. Green did not use the charter aircraft for non-business purposes in 2022. Mr. Green and Mr. Salinas incurred imputed income in connection with family members accompanying them on business related travel. Imputed income rates are determined using the Standard Industry Fare Level.
Life Insurance
Group life insurance is provided to the Named Executive Officers with a death benefit equal to three times base salary earnings for the most recent year, not to exceed $2,000,000. See the All Other Compensation Table for more detail.
Policies Applicable to Named Executive Officers
Change-in Control-Severance Plan
We maintain a Change-in-Control Severance Plan (the "Change in Control Plan") that applies to our Named Executive Officers as well as certain other key employees. Under the Change in Control Plan:
•    Mr. Green would be eligible for severance payments of three times base salary and target annual incentive compensation plus a prorated annual incentive payment for the year of termination.
•    The remaining Named Executive Officers would be eligible for severance payments of two times base salary and target annual incentive compensation plus a prorated annual incentive payment for the year of termination.
The Committee established the change in control benefits at their current level to be competitive, with a primary intent to:
•    help executives evaluate objectively whether a potential change in control is in the best interests of shareholders;
•    help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change in control; and
•    provide compensation and benefit protection following a change in control that is comparable to the protections available from competing employers.
Benefits under the Change in Control Plan would become eligible if within two years following a change in control the Named Executive Officer’s employment is terminated other than (i) by cause or (ii) for good reason. Cause is generally defined in the Change in Control Plan as an executive’s: (1) willful and continued failure to substantially perform his duties

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 38

after delivery of a written demand for substantial performance; (2) willful engagement in conduct materially injurious to us; or (3) conviction of a felony. Good reason is generally defined as the occurrence of one or more of the following (without the executive’s consent): (1) a significant change or reduction in the executive’s responsibilities; (2) an involuntary transfer of the executive to a location that is 50 miles farther than the distance between the executive’s current residence and our headquarters; (3) a significant reduction in the executive’s current compensation; (4) the failure of any successor to us to assume the executive’s participation in the Change in Control Plan; or (5) any termination of the executive’s employment that is not effected pursuant to a written notice which indicates the reasons for the termination.
Change in Control is generally defined to be:
•    an acquisition of beneficial ownership of 20% or more of our common stock by an individual, corporation, partnership, group, association or other person;
•    certain changes in the composition of a majority of the Board; or
•    certain other events involving a merger or consolidation of us or a sale of substantially all of its assets.
The Change in Control Plan also provides for a continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage for three years for Mr. Green, and two years for the remaining Named Executive Officers following termination of employment without cause or for good reason. The Change in Control Plan does not provide for any tax gross-up payments. Instead, the Change in Control Plan contains a “net-better” cutback provision, meaning that an executive’s severance and other change in control benefits would be cut back to the level that eliminates the excise taxes due to excess parachute payments if such a cutback would put the executive in a better after-tax position than receiving the severance and other change in control benefits and paying the corresponding excise tax.
Under the Change in Control Plan, if the executive becomes entitled to the severance benefits described above, all stock options that did not otherwise vest in conjunction with the change in control would become immediately exercisable and all the vesting restrictions would lapse on all outstanding restricted stock units. Additionally, the performance metric on any outstanding performance stock units would be determined to have been earned as of the change in control date, but the award itself would continue to be subject to the time-based vesting for the remainder of the performance period. The 2015 Omnibus Incentive Plan that was approved by our shareholders in 2015 provides for “double-trigger” vesting of equity-based awards following a change in control.
Under the Change in Control Plan, a change in control would have no impact on benefits available to Named Executive Officers under the frozen retirement and retirement restoration plans.
The Committee believes that the Change in Control Plan is consistent with our objective to remain competitive as compared to the external marketplace and with our executive compensation program. The Change in Control Plan does not affect decisions to be made regarding other elements of compensation.
For detailed estimated payments upon a qualifying termination following a change in control, please see the Change in Control Payments Table below.
We do not maintain any other severance policies or employment contracts for our Named Executive Officers.
Stock Ownership Guidelines
The Committee maintains stock ownership guidelines for executive officers and directors. The guidelines approved by the Committee are:

Participant	Target Ownership Level
Chairman and CEO	Five times Base Salary
All Other Executive Officers	Three times Base Salary
Non-Management Directors	Five times Annual Cash Retainer
For purposes of determining stock ownership levels, the following forms of equity interests are included in stock ownership calculations:
•    Stock owned outright or under direct ownership control;
•    Unvested restricted stock units;
•    Deferred stock units; and
•    Shares owned through Company retirement plans.
Unearned performance stock unit awards are not counted as stock ownership for purposes of the Stock Ownership Guidelines.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 39

Any new participants are given five years from the date they become an eligible participant to reach the guideline.
Participants’ actual ownership levels are compared to the stated guidelines by the Chairman of the Board and reviewed by the Committee annually. All Named Executive Officers who have been in their eligible position for five years or more have satisfied and remain in compliance with the guidelines.
Anti-Hedging Policy
The Committee maintains an anti-hedging policy for directors and executive officers. The policy states that it is inappropriate for any executive officer or director to enter into any financial transaction that reduces the monetary risk associated with owning our stock.
Policy on Recovery of Awards
We currently have no written policy with respect to recovery of awards when financial statements are restated, however, in the event of a restatement of our financial statements, we would recover any awards as required by applicable law.
Tax and Accounting Considerations
The Committee makes recommendations to the Board regarding Named Executive Officer compensation in accordance with our compensation philosophy and continues to believe that attracting, retaining and motivating our employees with a compensation program that supports long-term value creation is in the best interests of our shareholders. In reaching decisions on executive compensation, the Committee, as well as the Board, considers the tax and accounting consequences, including that compensation (including performance-based compensation) in excess of $1 million paid to covered executive officers in calendar year 2022 generally will not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986 (the Code).
Conclusion
The Committee strongly believes that our 2022 Compensation Program was competitive from an external standpoint and equitable from an internal standpoint. In addition, we are satisfied that our objectives were met by the program. We fully anticipate continuing to administer an executive compensation program that is conservative, remaining consistent with our corporate philosophy.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 40

2022 Compensation
2022 Summary Compensation Table
The Table below gives information on compensation for the Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Phillip D. Green	2022	1,100,000	3,174,997	1,787,500	—	305,599	6,368,096
Chairman of the Board and CEO of Cullen/Frost and Frost Bank	2021	927,000	2,900,022	1,158,750	—	200,541	5,186,313
	2020	1,030,000	2,249,957	226,600	117,316	199,670	3,823,543

Jerry Salinas	2022	600,000	789,986	624,000	—	56,581	2,070,567
Group Executive Vice President and CFO of Cullen/Frost and Frost Bank	2021	528,300	615,009	462,263	—	33,888	1,639,460
	2020	587,000	485,027	88,050	81,075	90,607	1,331,759

Paul H. Bracher	2022	605,000	800,062	629,200	—	57,765	2,092,027
President of Cullen/Frost, Group Executive Vice President and Chief Banking Officer of Frost Bank	2021	535,500	619,914	468,563	4,772	40,622	1,669,371
	2020	595,000	489,976	89,250	128,134	97,510	1,399,870

Jimmy Stead	2022	550,000	749,948	572,000	—	42,010	1,913,958
Group Executive Vice President and Chief Consumer Banking and Technology Officer of Cullen/Frost and Frost Bank	2021	412,500	600,049	386,719	—	26,318	1,425,586

Coolidge E. Rhodes, Jr.	2022	575,000	600,013	598,000	—	32,736	1,805,749
Group Executive Vice President and General Counsel and Corporate Secretary of Cullen/Frost and Frost Bank
(1)    Amounts shown in the Stock Awards column represent the FASB ASC Topic 718 grant date fair value of performance stock units and restricted stock units granted during 2022. See Note 11 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the associated assumptions used in the valuation of stock-based compensation awards. Amounts shown in the Stock Awards column for 2020 and 2021 similarly represent the grant date fair value of performance stock units and restricted stock units granted during those years. See the relevant Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2020 and 2021, respectively, for a discussion of the associated assumptions used in the valuation of stock-based compensation awards for those years.
(2)    Amounts shown represent payments under the Annual Incentive Plan for the CEO (with respect to Mr. Green) and the Executive Management Bonus Plan (with respect to the other Named Executive Officers).
(3)    The actuarial present value for both the Retirement Plan and the Restoration Retirement Plan decreased in 2022:
•    The actuarial present value of Mr. Green’s pension benefit decreased by $445,800.
•    The actuarial present value of Ms. Salinas’s pension benefit decreased by $128,313.
•    The actuarial present value of Ms. Bracher’s pension benefit decreased by $299,389.
•    The actuarial present value of Mr. Stead’s pension benefit decreased by $4,509.
      These decreases are in part due to an increase in the discount rate in 2022.
      Mr. Rhodes is not a participant in the Retirement Plan nor the Restoration Retirement Plan as both were frozen on December 31, 2001.
      See Note 11 to the Consolidated Financial Statements in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the associated assumptions used in the valuation of these benefits. There were no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.
(4)    This column includes other compensation not properly reported elsewhere in this table. The All Other Compensation Table that follows provides additional detail regarding the amounts in this column.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 41

All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Thrift Plan Match ($)(2)	Group Term Life ($)	401(k) Match ($)	Profit Sharing Contribution ($)(3)	Total ($)

Phillip D. Green	2022	215,357	47,700	1,170	18,300	23,072	305,599

Jerry Salinas	2022	7,621	17,700	630	18,300	12,330	56,581

Paul H. Bracher	2022	8,561	18,000	409	18,300	12,495	57,765

Jimmy Stead	2022	—	14,700	1,568	18,300	7,442	42,010

Coolidge E. Rhodes, Jr.	2022	495	13,500	441	18,300	—	32,736
(1)    Amounts shown include the following perquisites, as applicable:
•    Personal financial planning services;
•    Physical examinations;
•    Home security services;
•    Club memberships; and
•    Charter aircraft usage for family members accompanying Named Executive Officers on business related travel.
      Mr. Green’s perquisites and other personal benefits shown above include home security costs of $184,304. These costs represent both the maintenance and updating of security services when necessary.
(2)    Cullen/Frost contributions to the Thrift Incentive Plan.
(3)    Amounts shown include contributions to both the Profit Sharing Plan and the Profit Sharing Restoration Plan. Contributions for 2022 to the Profit Sharing Plan and the Profit Sharing Restoration Plan were made on March 11, 2022 and March 10, 2022, respectively and were based on 2021 earnings.

2022 Grants of Plan-Based Awards
The following table provides information concerning non-equity awards for 2022 paid in February 2023 under the Annual Incentive Plan for the CEO (with respect to Mr. Green) and the Executive Management Bonus Plan (with respect to the other Named Executive Officers) and each grant of an equity award made to a Named Executive Officer in 2022 under the Cullen/Frost 2015 Omnibus Incentive Plan:

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of All Other Stock Awards ($)(3)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)

Phillip D. Green	10/25/2022	0	1,375,000		5,950	11,900	17,850	11,097	1,587,537	3,174,997

Jerry Salinas	10/25/2022	0	480,000		1,481	2,961	4,442	2,761	394,989	789,986

Paul H. Bracher	10/25/2022	0	484,000		1,500	2,999	4,499	2,796	399,996	800,062

Jimmy Stead	10/25/2022	0	440,000		1,406	2,811	4,217	2,621	374,960	749,948

Coolidge E. Rhodes, Jr.	10/25/2022	0	460,000		1,125	2,249	3,374	2,097	299,997	600,013
(1)    Amounts shown represent the target annual bonus for 2022.
(2)    Amounts shown represent the grant date fair value of the performance stock units granted on October 25, 2022, which are earned over a three-year performance period beginning January 1, 2023 and ending December 31, 2025. At the time awards are paid, the Named Executive Officers will be eligible to receive a dividend equivalent payment in an amount equal to the dividends that would have been paid during the performance period but only to the extent the underlying award vests.
(3)    Amounts shown represent the grant date fair value of restricted stock unit awards granted on October 25, 2022, which fully vest on the third anniversary of their grant date. The grant date fair value was $143.06 per share of restricted stock unit, which was the closing price of our common stock on the date of grant. Dividend equivalent payments are paid on awards of restricted stock units at the same rate as dividends paid to shareholders generally, which was $0.75 per share in the first and second quarters of 2022 and $0.87 per share in the third and fourth quarters of 2022.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 42

Holdings of Previously Awarded Equity
The following table sets forth outstanding equity awards held by each of our NEOs as of December 31, 2022:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Award Vesting Date

Phillip D. Green	10/27/15	34,505	—	—	65.11	10/27/25	—	—	—	—	—

	10/29/19	—	—	—	—	—	11,966	1,599,854	—	—	10/29/23

	10/27/20	—	—	—	—	—	16,917	2,261,803	19,433	2,598,192	10/27/24

	10/26/21	—	—	—	—	—	11,125	1,487,413	11,938	1,596,111	10/26/24

	10/25/22	—	—	—	—	—	11,097	1,483,669	11,900	1,591,030	10/25/25

							51,105	6,832,739	43,271	5,785,333	—

Jerry Salinas	10/29/19	—	—	—	—	—	2,579	344,812	—	—	10/29/23

	10/27/20	—	—	—	—	—	3,647	487,604	4,189	560,069	10/27/24

	10/26/21	—	—	—	—	—	2,359	315,398	2,532	338,528	10/26/24

	10/25/22	—	—	—	—	—	2,761	369,146	2,961	395,886	10/25/25

							11,346	1,516,960	9,682	1,294,483	—

Paul H. Bracher	10/29/13	8,080	—	—	71.39	10/29/23	—	—	—	—	—

	10/28/14	9,820	—	—	78.92	10/28/24	—	—	—	—	—

	10/27/15	11,500	—	—	65.11	10/27/25	—	—	—	—	—

	10/29/19	—	—	—	—	—	2,606	348,422	—	—	10/29/23

	10/27/20	—	—	—	—	—	3,684	492,551	4,232	565,819	10/27/24

	10/26/21	—	—	—	—	—	2,378	317,939	2,552	341,202	10/26/24

	10/25/22	—	—	—	—	—	2,796	373,825	2,999	400,966	10/25/25

							11,464	1,532,737	9,783	1,307,987	—

Jimmy Stead	10/29/19	—	—	—	—	—	1,462	195,469	—	—	10/29/23

	10/27/20	—	—	—	—	—	2,068	276,492	2,375	317,537	10/27/24

	10/26/21	—	—	—	—	—	2,302	307,777	2,470	330,239	10/26/24

	10/25/22	—	—	—	—	—	2,621	350,428	2,811	375,831	10/25/25

							8,453	1,130,166	7,656	1,023,607	—

Coolidge E. Rhodes, Jr.	10/26/21	—	—	—	—	—	1,630	217,931	1,750	233,975	10/26/24

	10/25/22	—	—	—	—	—	2,097	280,369	2,249	300,691	10/25/25

							3,727	498,300	3,999	534,666	—
(1)    All options are fully vested.
(2)    All restricted stock units issued in 2021 and 2022 fully vest on the third anniversary of their grant date. All restricted stock units issued in 2019 and 2020 fully vest on the fourth anniversary of their grant date. As discussed previously, all Named Executive Officers were awarded restricted stock units in 2022. In the case of the restricted stock units, should the Named Executive Officer retire at or above the age of 65, the units will continue to vest following retirement.
(3)    Market value of stock awards shown above are valued at $133.70 per share, the closing price of CFR stock on December 30, 2022, the last trading day of our fiscal year.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 43

2022 Option Exercises and Stock Vested
The following table sets forth the value realized by each of our Named Executive Officers as a result of the exercise of options, the vesting of restricted stock units, and the vesting of performance stock units in 2022. The Named Executive Officers did not defer receipt of any amount on exercise or vesting of awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Phillip D. Green	—	—	RSU	11,338	1,610,903

			PSU	11,161	1,490,440

Jerry Salinas	12,000	953,699	RSU	2,558	363,441

			PSU	2,518	336,254

Paul H. Bracher	—	—	RSU	2,584	367,135

			PSU	2,544	339,726

Jimmy Stead	—	—	RSU	1,134	161,119

			PSU	1,117	149,164

Coolidge E. Rhodes, Jr.	—	—	—	—	—

2022 Post-Employment Benefits
The following table details the defined benefit pension plans in which Messrs. Green, Salinas, Bracher and Stead participated in 2022:

Name	Plan Name	Number of Years of Credited Service(2)	Present Value of Accumulated Benefits(3)	Payments During Last Fiscal Year(4)

Phillip D. Green	Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated)(1)	21.4167	622,491	45,075
Jerry Salinas		15.7500	477,040	—
Paul H. Bracher		20.3334	608,722	43,172
Jimmy Stead		2.6667	5,492	—

Phillip D. Green	Restoration of Retirement Income Plan for Participants in the Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated)(1)	21.4167	850,354	61,575
Jerry Salinas		15.7500	100,565	—
Paul H. Bracher		20.3334	355,066	25,182
Jimmy Stead		2.6667	—	—
(1)    The Retirement Plan was frozen for new participants and benefit accrual for existing participants on December 31, 2001. Mr. Rhodes is not a participant in either plan as his employment with the Company commenced in 2021. Under the terms of the Retirement Plan and the Retirement Restoration Plan, Messrs. Green, Salinas and Bracher are eligible for retirement or for early retirement. Eligibility for early retirement is defined as age 55 or older with five years of service. Retirement is defined as age 65 with five years of service. Mr. Stead is not yet eligible for early retirement or for retirement.
(2)    Because both the Retirement Plan and the Retirement Restoration Plan were frozen as of December 31, 2001, the number of years of credited service shown above for each Named Executive Officer is also as of that date. At the time these plans were frozen, we adopted the defined contribution Profit Sharing Plan and the accompanying nonqualified Profit Sharing Restoration Plan.
(3)    See Note 11 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the associated assumptions used in the calculation of the present value of the accumulated benefits.
(4)    During 2019, Mr. Green attained the age of 65, thereby becoming eligible to commence an in-service benefit under both the Retirement Plan and the Restoration of Retirement Income Plan. At that time, Mr. Green elected to begin receiving his in-service benefit and to use those funds to serve as a force for good for both our employees and the communities we serve. Mr. Green is using the benefit in its entirety to fund a Donor Advised Fund through a third-party administrator. The purpose of the fund is to allow the Company’s employees to play an active role in showing generosity to local charities operating in the communities we serve. Employees are given the opportunity to participate in determining which charities will receive the donated funds. Mr. Green does not participate in the process to determine recipients of the donated funds. During 2022, Mr. Bracher attained the age of 65 thereby becoming eligible to commence an in-service benefit under both the Retirement Plan and the Restoration of Retirement Income Plan. At that time, Mr. Bracher elected to begin receiving his in-service benefit.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 44

401(k) Plan
We maintain a 401(k) plan that permits each participant to make before- or after-tax contributions in an amount not less than 2% of eligible compensation and not exceeding 50% of eligible compensation and subject to dollar limits in accordance with IRS rules. We match 100% of the employee’s contributions to the plan based on the amount of each participant’s contributions up to a maximum of 6% of eligible compensation. Eligible employees must complete 30 days of service in order to enroll and vest in matching contributions. Our matching contribution is initially invested in our common stock. However, employees may immediately reallocate our matching portion, as well as invest their individual contribution in a variety of investment alternatives offered under the 401(k) plan.
Included in the 401(k) plan is a profit sharing component that covers all eligible employees including the Named Executive Officers. All contributions to this component of the plan are made at the discretion of the Board. Contributions are allocated to eligible participants uniformly, based upon compensation, age and other factors. Historically, contributions subject to IRS limits have approximated one to two percent of eligible salaries, which is generally defined as base salary plus cash incentives plus additional percentage adjustments for certain age levels. Participants in this profit sharing component of the plan self-direct the investment of allocated contributions by choosing from a menu of investment options. Contributions are subject to withdrawal restrictions and are vested after three years of service.
Profit Sharing Restoration Plan
We maintain a separate nonqualified profit sharing plan for certain employees, including the Named Executive Officers, whose participation in the tax-qualified profit sharing component of the 401(k) Plan is limited by IRS rules. Contributions to the Profit Sharing Restoration Plan are made using the same approach as contributions to the profit sharing component of the 401(k) Plan but for eligible compensation dollars earned in excess of IRS limits. Distributions under this plan are made at the same time and in the same form as under the profit sharing component of the 401(k) Plan. No distributions were made during 2022 from the Profit Sharing Restoration Plan to any of the Named Executive Officers.
Retirement Plan
The tax-qualified Retirement Plan for employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated) is a defined benefit plan that was frozen on December 31, 2001. This frozen plan provides, subject to IRS limits, a monthly benefit based on a formula-driven percentage of an eligible employee’s final average compensation (defined as base salary and cash incentives and bonuses), based on the highest three years of compensation in the last ten years of service prior to January 1, 2002, and years of credited service as of that date. Participants in this plan are fully vested in their accrued benefits upon attaining age 65 or after five years of service, whichever occurs first.
Retirement Restoration Plan
The nonqualified Restoration of Retirement Income Plan for Participants in the Retirement Plan for employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated), which was also frozen on December 31, 2001, exists to provide benefits comparable to the Retirement Plan for those employees, including Messrs. Green, Salinas, Bracher and Stead whose participation in the Retirement Plan is limited by IRS rules.
Thrift Incentive Plan
We maintain a nonqualified Thrift Incentive Stock Purchase Plan (the “Thrift Incentive Plan”) for certain employees, including the Named Executive Officers, whose participation in the 401(k) Plan is limited by IRS rules as an alternative means of receiving comparable benefits. We use a similar approach to contributions to the Thrift Incentive Plan as used in the 401(k) Plan, matching 100% of the employee’s contributions to the plan based on the amount of each participant’s contributions up to a maximum of 6% of base salary only. The value of amounts allocated to a participant is distributed to such participant at the end of each calendar year in the form of common stock.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 45

Potential Payments Upon Termination or Change in Control
As discussed in the Compensation Discussion and Analysis section of this proxy statement, under the Change in Control Plan, each Named Executive Officer would receive severance payments representing a multiple of base salary and target annual incentive compensation plus a prorated annual incentive payment for the year of termination if the Named Executive Officer was terminated by us without cause or by the Named Executive Officer for good reason within two years following a change in control. Multiples are shown below:

Name	Change in Control Multiple

Phillip D. Green	Three Times

Jerry Salinas	Two Times

Paul H. Bracher	Two Times

Jimmy Stead	Two Times

Coolidge E. Rhodes, Jr.	Two Times
The severance payment would be made in a lump sum. In addition, the plan calls for a continuation of welfare benefits for either two or three years as discussed in the Compensation Discussion and Analysis. Where applicable, any potential payments under the Change in Control Plan would be made in compliance with Section 409A of the Internal Revenue Code, which may require certain payments made on separation of service to be deferred for six months. The plan does not provide for a tax gross-up payment. Instead, it includes a “net-better” benefit as previously discussed. Messrs. Stead and Rhodes would have triggered an excise tax under the scenario modeled in the Change in Control table as of December 31, 2022. However, under the “net-better” provision, neither Messrs. Stead nor Rhodes would have his benefits under the plan cut back. Please see the Change in Control table following this discussion.
There are no other severance policies or employment contracts in place for the Named Executive Officers and, generally, vesting of unvested stock options and restricted stock unit awards will not accelerate upon termination of employment other than in certain circumstances following retirement of the Named Executive Officer after attaining the age of 65 (i.e. retirement-eligibility).
All outstanding equity awards held by the Named Executive Officers as of December 31, 2022, are subject to double-trigger change in control vesting.
For calculation purposes, the change in control and termination of employment are assumed to have occurred on December 31, 2022, the last business day of the year. The closing price of the stock on December 30, 2022, $133.70, was used to calculate the value of the unvested stock option spread and the value of the unvested restricted stock awards and unvested restricted stock units.
In the event of retirement of a Named Executive Officer, potential payments would consist of:
•    Stock options (that are already fully vested);
•    Restricted stock units that would vest on their original schedule;
•    Performance stock units that would vest on their original schedule;
•    Any retirement benefits commenced by the Named Executive Officer under the:
a.    Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates;
b.    Restoration of Retirement Income Plan for Participants in the Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates;
c.    Profit Sharing Plan; and
d.    Profit Sharing Restoration Plan.
For more detail concerning these potential payments at the time of retirement, see the 2022 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at Fiscal Year-End Table, the Pension Benefits Table and the 2022 Post-Employment Benefits discussion above.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 46

Change in Control Qualifying Termination Payments(1)

Name	Cash Severance ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Forfeiture Under Net-Better Benefit(5)	Total ($)

Phillip D. Green	8,800,000	12,810,145	35,250	—	21,645,395

Jerry Salinas	2,640,000	2,853,026	35,332	—	5,528,358

Paul H. Bracher	2,662,000	2,882,717	21,430	—	5,566,147

Jimmy Stead	2,420,000	2,182,462	28,238	—	4,630,700

Coolidge E. Rhodes, Jr.	2,530,000	1,041,905	30,268	—	3,602,173
(1)    All elements of severance pay and benefits available to the Named Executive Officers under the Change in Control Plan are attributable to “double trigger” arrangements, which require both a change in control of the Company and a subsequent termination of employment without cause or for good reason within two years.
(2)    The amounts shown above as cash severance for the CEO represents severance equal to the salary and target annual incentive multiplied by three plus the prorated target annual incentive for Mr. Green on a termination of employment without cause or for good reason within two years following a change in control (as described above). The cash severance shown for the remaining Named Executive Officers represents the base salary and target annual incentive multiplied by two plus the prorated target annual incentive, in each case, on a without cause or for good reason termination (as described above).
(3)    The amounts shown above represent the difference between the exercise price and the closing market price on December 30, 2022 (the last trading day of our fiscal year) on the shares underlying stock options along with the value of all unvested restricted stock units and performance stock units as of December 30, 2022 using the closing market price of $133.70 on December 30, 2022. In addition, the figures shown include accelerated dividends on the underlying performance stock units at target performance levels.
(4)    The amounts shown above represent the value of three years’ health and welfare benefits for Mr. Green and two years’ health and welfare benefits for the remaining Named Executive Officers.
(5)    Based on the assumptions described above, the payments and benefits that would have been payable to the Named Executive Officers under the Change in Control Plan or other plans would have exceeded the safe harbor limit for payments contingent on a change in control set forth in Internal Revenue Code Section 280G for Messrs. Stead and Rhodes. As a result, the payments and benefits described above would have been subject to an excise tax under Internal Revenue Code Section 4999. However, under the “net-better” provision, neither Mr. Stead nor Mr. Rhodes would have forfeited any of his payment. No excise tax would have been triggered for the remaining Named Executive Officers.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 47

Pay Versus Performance
We are providing the following information about the relationship between "compensation actually paid" to our Named Executive Officers and certain financial performance measures of the Company. For further information about how we align executive compensation with the Company's performance, see the "Compensation Discussion and Analysis" section. The Committee did not take into account this pay versus performance information while making compensation decisions described in the Compensation Discussion and Analysis section. Further, the amounts in the table below are calculated pursuant to SEC rules, but do not represent amounts actually earned or realized by the NEOs, including with respect to restricted stock units and performance stock units. For further discussion of equity compensation and values actually realized, see the 2022 Option Exercises and Stock Vested table above.

The table below provides the following information: (i) the total compensation of our CEO and the average of the total compensation of our other Named Executive Officers as reported in the Summary Compensation Table for the past three fiscal years, (ii) the compensation actually paid to our CEO and the average of the compensation actually paid to our other Named Executive Officers for the past three fiscal years and (iii) certain Company performance measures, in each case required by SEC rules.

					Value of Initial Fixed $100 Investment Based on:
	Summary of Compensation Table for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for non-CEO NEOs ($) (3)	Average Compensation Actually Paid to non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	TSR Measurement Period	Net Income ($)(7)	Actual Performance Compared to Budgeted Expectations ($)(8)

2022	6,368,096	7,630,315	1,970,575	2,185,699	148.86	94.38	3 years	579,150	158%

2021	5,186,313	8,145,636	1,548,976	2,097,431	137.05	116.82	2 years	443,079	136%

2020	3,823,543	3,477,347	1,312,697	1,133,709	92.48	86.25	1 year	331,151	83%

(1)    The amounts shown above represent Total Compensation reported for Mr. Green for each corresponding year in the "Total" column of the Summary Compensation Table.
(2)    The amounts shown above represent "compensation actually paid" to Mr. Green for each corresponding year. In accordance with the requirements of Item 402(v) of Regulation S-K, we calculated Mr. Green's compensation actually paid by making certain required adjustments to Mr. Green's total compensation as reported in the Summary Compensation Table as shown in the table below. The amounts reported above do not reflect the actual amount of compensation earned by or paid to Mr. Green during the applicable year. The fair values of outstanding performance stock units are based on the same methodology used to account for such awards in our financial statements under generally accepted accounting principals and consider the probable outcomes of the underlying performance conditions.

	2022 ($)	2021 ($)	2020 ($)
Total Compensation from Summary Compensation Table	6,368,096	5,186,313	3,823,543

Pension Value from Summary Compensation Table	—	—	(117,316)
Grant Date Fair Value of Equity Awards Granted in Covered Year	(3,174,997)	(2,900,022)	(2,249,957)
Year-End Fair Value of Equity Awards Granted in Covered Year	2,958,436	2,801,782	3,003,492
Dividends Paid on Unvested Equity Awards	166,151	145,416	127,609
Change in Fair Value as of Prior Year-End to Covered Year-End of Unvested Equity Awards Granted in Prior Years	1,177,256	2,248,950	(422,799)
Change in Fair Value as of Prior Year-End to Vesting Date of Equity Awards Vested in Covered Year	273,265	703,672	(599,840)
Prior Year-End Fair Value of Awards Forfeited During Covered Year	(137,892)	(40,475)	(87,385)
Compensation Actually Paid	7,630,315	8,145,636	3,477,347
(3)    The amounts shown above represent the average of the amounts reported for the Other Named Executive Officers in the “Total” column of the Summary Compensation Table for each applicable year. The names of each Other Named Executive Officer whose compensation was included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Jerry Salinas, Paul H. Bracher, Jimmy Stead and Coolidge E. Rhodes, Jr., (ii) for 2021, Jerry Salinas, Paul H. Bracher, Jimmy Stead and Patrick B. Frost and (iii) for 2020, Jerry Salinas, Paul H. Bracher, Patrick B. Frost and William L. Perotti.
(4)    The amounts shown above represent the average of the “compensation actually paid” to the Other Named Executive Officers, for each covered year. In accordance with the requirements of Item 402(v) of Regulation S-K, we calculated the average of the compensation actually paid by making certain required adjustments to the Other Named Executive Officers’ average total compensation as reported in the Summary Compensation Table as shown in the table below. The amounts reported above do not reflect the actual amount of compensation earned by or paid to the Other Named Executive Officers during the applicable year. The fair values of outstanding performance stock units are based on the same methodology used to account for such awards in our financial statements under generally accepted accounting principals and consider the probable outcomes of the underlying performance conditions.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 48

	2022 ($)	2021 ($)	2020 ($)
Total Compensation from Summary Compensation Table	1,970,575	1,548,976	1,312,697

Pension Value from Summary Compensation Table	—	(1,193)	(129,773)
Grant Date Fair Value of Equity Awards Granted in Covered Year	(735,002)	(558,740)	(423,749)
Year-End Fair Value of Equity Awards Granted in Covered Year	684,869	539,812	565,666
Dividends Paid on Unvested Equity Awards	25,972	26,723	25,231
Change in Fair Value as of Prior Year-End to Covered Year-End of Unvested Equity Awards Granted in Prior Years	220,521	402,519	(86,359)
Change in Fair Value as of Prior Year-End to Vesting Date of Equity Awards Vested in Covered Year	37,818	147,854	(113,481)
Prior Year-End Fair Value of Awards Forfeited During Covered Year	(19,054)	(8,520)	(16,523)
Compensation Actually Paid	2,185,699	2,097,431	1,133,709
(5)    The amounts shown above represent the Company’s cumulative TSR on an assumed investment of $100 in shares of our common stock over the indicated measurement period. The cumulative TSR reported above is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the indicated measurement period by our share price at the beginning of the measurement period.
(6)    The amounts shown above represent the cumulative peer group TSR on an assumed investment of $100, weighted according to the respective peer group companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P500 Bank Index included in our Annual Report on Form 10-K.
(7)    The amounts shown above represent the amount of net income reflected in the our audited financial statements for the covered year.
(8)    The amounts shown above representing Actual Performance Compared to Budgeted Expectations is comprised of Net Income Available to Common Shareholders compared to Budgeted Net Income Available to Common Shareholders which is a GAAP measure used by the Company. While we use numerous financial and nonfinancial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that Actual Performance Compared to Budgeted Expectations is the financial performance measure that, in our reasonable best assessment, represents the most important performance measure used by us to link "compensation actually paid" to the CEO and Other Named Executive Officers, for the most recently completed fiscal year, to our performance.
Most Important Financial Measures
The following were the most important financial performance measures used by us to link compensation actually paid to the CEO and other Named Executive Officers to our performance for the most recently completed fiscal year:
•Comparison of Actual Performance to Budgeted Expectations
•One-Year Change in Stock Price
•Growth in New Relationships/Customers
•Growth in Pre-Provision Net Revenue

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 49

Description of the Relationship Between Compensation Actually Paid and Company Performance
The graph below shows the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other Named Executive Officers and our net income over the three fiscal years ending December 31, 2022.

The graph below shows the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other Named Executive Officers and our cumulative total shareholder return over the three fiscal years ending December 31, 2022. In addition, the table below shows the relationship between our cumulative total shareholder return and our peer group total shareholder return over that same period.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 50

The graph below shows the relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other Named Executive Officers and our Actual Performance Compared to Budgeted Expectations over the three fiscal years ending December 31, 2022.

Pay Ratio
The SEC requires disclosure of the CEO to median employee pay ratio. As shown in the Summary Compensation Table, Mr. Green received total annual compensation in 2022 of $6,368,096. Our median employee’s total annual compensation was $69,561. As a result, the ratio of Mr. Green’s compensation to that of our median employee was approximately 92:1.
To identify our median employee, we used our entire workforce population as of December 31, 2021 and measured compensation based on IRS reportable wages, annualizing the pay of those employees in permanent positions but working less than the whole year. As permitted under SEC rules, we are using the same median employee for our 2022 pay ratio that we used for our 2021 pay ratio as there has been no change to our employee population, our employee compensation arrangements, our median employee or any circumstances that we believe would significantly impact our pay ratio disclosure. After identifying our median employee, we calculated 2022 annual total compensation for our median employee using the same methodology that we used to determine our CEO’s 2022 annual total compensation for the Summary Compensation Table.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 51

Stock Ownership of Section 16(a) Executive Officers and Directors
The table below lists the number of shares of our common stock beneficially owned by each of the Named Executive Officers and by all of the current directors and executive officers as a group as of March 2, 2023:

	Shares Owned(1)
Name	Amount of Beneficial Ownership (#)	Percent

Carlos Alvarez	294,000	—

Chris M. Avery (2)	30,000	—

Anthony R. Chase	—	—

Cynthia J. Comparin	1,000	—

Samuel G. Dawson	5,606	—

Crawford H. Edwards (3)	257,494	—

Patrick B. Frost (4)	756,639	1.19%

David J. Haemisegger	19	—

Charles W. Matthews	3,000	—

Joseph A. Pierce	—	—

Linda B. Rutherford	—	—

Jack Willome	5,000	—

Phillip D. Green (5)	152,792	—

Jerry Salinas	55,460	—

Paul H. Bracher	159,277	—

Jimmy Stead	8,921	—

Coolidge E. Rhodes, Jr.	292	—

All current Section 16(a) directors and executive officers as a group (22 persons)	1,858,522	2.89%
(1)    No percent of class is shown for holdings of less than 1%. The owners have sole voting and sole investment power for the shares of our common stock reported unless otherwise indicated. The amount beneficially owned includes the following shares of our common stock that the individual had a right to acquire within 60 days upon the exercise of stock options: Messrs. Green, 34,505 and Bracher, 21,320 and all director nominees and executive officers as a group 104,895.
(2)    Includes (a) 5,000 shares held by a trust of which Dr. Chris M. Avery is the trustee and Dr. Avery’s wife is sole beneficiary, (b) 8,000 shares held by limited partnership interests of which Dr. Avery is the sole general partner, and (c) 17,000 shares held by a trust of which Dr. Avery is the sole trustee.
(3)    Includes (a) 24,706 shares held by a trust of which Mr. Edwards is a trustee, (b) 53,617 shares held by a trust of which Mr. Edwards is the trustee and for which voting and investment power rests with the majority of three trustees of the trust, (c) 24,706 shares held by Mr. Edwards’ son for which Mr. Edwards disclaims beneficial ownership, and (d) 24,706 shares held by Mr. Edwards’ daughter for which Mr. Edwards disclaims beneficial ownership.
(4)    Includes (a) 251,450 shares held by a trust of which Mr. Frost is the sole trustee and Mr. Frost and his siblings are beneficiaries. Mr. Frost disclaims beneficial ownership of these shares, (b) 57,168 shares held through a trust of which Mr. Frost is the sole trustee and Mr. Frost and his children are beneficiaries for which Mr. Frost disclaims beneficial ownership, (c) 16,871 shares held through an estate of which Mr. Frost is the executor and a beneficiary for which Mr. Frost disclaims beneficial ownership, (d) 630 shares held by Mr. Frost’s wife for which Mr. Frost disclaims beneficial ownership, (e) 2,700 shares held by separate trusts of which Mr. Frost is the sole trustee and Mr. Frost's children are beneficiaries for which Mr. Frost disclaims beneficial ownership, (f) 121,406 shares held through a trust of which Mr. Frost is the sole trustee and Mr. Frost and his siblings are beneficiaries for which Mr. Frost disclaims beneficial ownership, and (g) 1,486 shares held through a limited liability company of which Mr. Frost is the manager.
(5)    Includes (a) 27,260 shares held by trusts of which Mr. Green is a trustee, and (b) 1,100 shares held by Mr. Green's wife for which Mr. Green disclaims beneficial ownership.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 52

NONBINDING APPROVAL OF EXECUTIVE COMPENSATION
(Item 2 On Proxy Card)
Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that issuers permit a separate nonbinding “say on pay” shareholder vote to approve the compensation of executives at least every three years. The Board recommends that, consistent with the nonbinding resolution adopted by the shareholders at the 2017 annual meeting of shareholders, this vote should take place every year.
The proposal gives shareholders the opportunity to vote for, against or abstain from the following resolution:
“RESOLVED, that the compensation paid to Cullen/Frost Bankers, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Your vote is advisory, which means it will not be binding upon the Board and will not overrule any decision by the Board. However, the Compensation and Benefits Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.
We encourage you to carefully review the “Compensation Discussion and Analysis” and “2022 Compensation” sections of this proxy statement for a detailed discussion of the Company’s executive compensation program.
Our compensation policies and procedures are designed to pay for performance in a way that is strongly aligned with the long-term interests of our shareholders. The Compensation and Benefits Committee, which is composed entirely of independent directors, in consultation with our executive compensation consulting firm, oversees our executive compensation program. The Committee continually monitors our policies to ensure that they reward executives for results that are consistent with shareholder interests and strong risk management.
Our Board and our Compensation and Benefits Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.
The Board recommends you vote “FOR” this Proposal 2.

FREQUENCY OF NONBINDING APPROVAL OF EXECUTIVE COMPENSATION
(Item 3 On Proxy Card)
As described in Proposal 2 above, shareholders are being provided the opportunity to cast an advisory vote on the compensation of executives. The advisory vote on executive compensation described in Proposal 2 above is referred to as a “say on pay” vote. Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that issuers permit, at least every six years, a separate nonbinding shareholder vote to determine how often future “say on pay” votes should take place: every one year, every two years or every three years.
This Proposal 3, commonly known as a “say when on pay” or a “say on frequency” vote, gives shareholders the opportunity to vote for the frequency of future “say on pay” votes in response to the following resolution:
“RESOLVED, that shareholders of Cullen/Frost Bankers, Inc. indicate, by their vote on this resolution, whether the advisory vote on executive compensation required by Rule 14a-21(a) should take place every one year, every two years or every three years.”
Your vote is advisory, which means it will not be binding upon the Board and will not overrule any decision by the Board. However, the Compensation and Benefits Committee may, in its sole discretion, take into account the outcome of the vote when considering the frequency of future “say on pay” votes.
As discussed in Proposal 2, our compensation policies and procedures are designed to pay for performance in a way that is strongly aligned with the long-term interests of our shareholders. The Board values opinions expressed by shareholders in “say on pay” votes and recognizes the importance of receiving regular input from shareholders on executive compensation.
As noted above, the choices available for casting your vote on this matter include every one year, every two years, every three years or abstain. The Board recommends you vote in favor of “say on pay” votes taking place every one year under this Proposal 3.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 53

AUDIT COMMITTEE REPORT
The purpose of the Audit Committee is to assist the Board in its oversight of: (i) the integrity of Cullen/Frost’s financial statements; (ii) Cullen/Frost’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and Cullen/Frost’s internal audit function. The Audit Committee operates pursuant to a written charter that is available on Cullen/Frost’s website at investor.frostbank.com. The Committee met five times in 2022. The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE’s rules and the SEC’s rules. The Board has also determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. In addition, the Board has determined that Mr. Chase, Ms. Comparin and Mr. Haemisegger are “audit committee financial experts” within the meaning of the SEC’s rules.
Management of Cullen/Frost is responsible for the preparation, presentation, and integrity of Cullen/Frost’s financial statements, for the effectiveness of internal control over financial reporting, and for the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of Cullen/Frost’s annual consolidated financial statements, for expressing an opinion as to conformity with generally accepted accounting principles, and for auditing management’s assessment of internal control over financial reporting. Members of the Audit Committee are not full-time employees of Cullen/Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent auditors.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.
Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2022 that was previously filed with the SEC.

Cynthia J. Comparin, Committee Chair	David J. Haemisegger

Anthony R. Chase	Charles W. Matthews

Samuel G. Dawson	Linda B. Rutherford

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 54

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
(Item 4 On Proxy Card)
The Board recommends that the shareholders of Cullen/Frost ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. Ernst & Young LLP has audited the financial statements of Cullen/Frost since 1969.
Neither our articles of incorporation nor our bylaws require that the shareholders ratify the appointment of Ernst & Young LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. Should the shareholders not ratify the selection, the Audit Committee will reconsider its determination to retain Ernst & Young LLP, but may elect to continue to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that the change would be in our best interest and our shareholders.
The table below shows the aggregate fees paid or to be paid to Ernst & Young LLP for professional services related to fiscal years 2022 and 2021:

	2022 ($)	2021 ($)

Audit Fees(1)	1,509,815	1,442,843

Audit-Related Fees(2)	191,600	177,390

Tax Fees(3)	204,675	197,930

All Other Fees	—	—

Total Fees	1,906,090	1,818,163
(1)    Audit fees include fees for the audit of management’s assessment of the effectiveness of our internal control over financial reporting.
(2)    Audit-related fees are fees for audits of employee benefit plans and internal control reviews of Frost Wealth Advisors operations.
(3)    Tax fees include fees associated with tax compliance and consulting services. Tax compliance services include the preparation of federal income tax and Texas franchise tax returns, including estimated tax payments and extension requests. Tax consulting services include routine tax advice and consultation.
The Audit Committee pre-approves each audit and non-audit service provided to us by Ernst & Young LLP. Pursuant to the Audit Committee’s charter, the Audit Committee has delegated to the Audit Committee chair the authority to pre-approve any audit or non-audit service to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.
Representatives from Ernst & Young LLP are not expected to be present at the Annual Meeting. If any shareholder desires to ask Ernst & Young LLP a question, management will ensure that the question is sent to Ernst & Young LLP and that an appropriate response is made directly to the shareholder.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 55

PRINCIPAL SHAREHOLDERS
Based on filings made under Section 13(g) of the Exchange Act, as of March 2, 2023, the only persons known by us to be beneficial owners of more than 5% of our outstanding common stock were as follows:

	Voting Authority		Investment Authority		Amount of Beneficial Ownership	Percent of Class
Name and Address	Sole (#)	Shared (#)	Sole (#)	Shared (#)

Cullen/Frost Bankers, Inc.	206,329	2,724,301	208,632	200	3,595,098	5.60%
P.O. Box 1600 San Antonio, TX 78296(1)

State Street Corporation	—	3,767,373	—	3,884,614	3,884,614	6.04%
One Lincoln Street Boston, MA 02111

BlackRock, Inc.	5,525,543	—	5,721,235	—	5,721,235	8.90%
55 East 52nd Street New York, NY 10055

The Vanguard Group	—	20,882	6,313,053	81,832	6,394,885	9.95%
100 Vanguard Boulevard Malvern, PA 19355

Aristotle Capital Management, LLC	6,168,063	—	6,895,043	—	6,895,043	10.72%
1100 Santa Monica Blvd, Suite 1700 Los Angeles, CA 90025
(1)    Cullen/Frost owns no securities of Cullen/Frost for its own account. All of the shares are held by Cullen/Frost’s subsidiary bank, Frost Bank or through participation of the Cullen/Frost 401(k) Plan. Frost Bank has reported that the securities registered in its name as fiduciary, or in the names of several of its nominees, are owned by many separate accounts. The accounts are governed by separate instruments, which set forth the powers of the fiduciary with regard to the securities held.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports with the SEC relating to their ownership and changes in ownership of our common stock. Based on information provided by our directors and executive officers and a review of such reports, we believe that all required reports were filed on a timely basis during 2022.
RECORD DATE AND VOTING RIGHTS
The close of business on March 2, 2023, has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. The only class of securities of Cullen/Frost outstanding and entitled to vote at the Annual Meeting is our common stock, par value $0.01 per share. On March 2, 2023, there were 64,374,831 shares of common stock outstanding, with each share entitled to one vote.
Proxies
All shares of our common stock represented by properly executed proxies, if timely returned and not subsequently revoked, will be voted at the Annual Meeting in the manner directed in the proxy. If a properly executed proxy does not specify a choice on a matter, the shares will be voted for the thirteen nominees to serve on the Board for a one-year term that will expire at the 2024 annual meeting of shareholders, for the non-binding approval of executive compensation, for future non-binding advisory votes on executive compensation to take place every one year, for the ratification of Ernst & Young LLP to act as our independent auditors for the 2023 fiscal year, and in the discretion of the persons named as proxies, with respect to any other business that may properly come before the meeting.
A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice to the Corporate Secretary of Cullen/Frost Bankers, Inc., 111 West Houston Street, Suite 100, San Antonio, Texas 78205. A shareholder who attends the Annual Meeting may, if desired, vote by ballot at the meeting, and such vote will supersede any proxy previously given.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 56

Quorum and Voting Requirements
A quorum of shareholders is required to hold a valid meeting and to take action at that meeting on specific matters. In general, a quorum will exist if the holders of a majority of the issued and outstanding shares of our common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. Abstentions and broker non-votes are counted as “present” for establishing a quorum.
Directors are elected by a majority of the votes cast by the holders of our common stock entitled to vote at any meeting for the election of directors at which a quorum is present, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors shall be elected by a plurality of the votes cast by the holders of our common stock entitled to vote at such meeting at which a quorum is present. With respect to the election of directors, (i) a majority of the votes cast means that the number of votes cast “for” the election of a director must exceed the number of votes cast “against” that director and (ii) abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” any nominee for director.
With respect to the resolution to provide nonbinding approval of executive compensation, the affirmative vote of the holders of a majority of the shares of our common stock having voting power on this proposal, and who are present in person or represented by proxy at the Annual Meeting, will be the act of the shareholders. In voting for this matter, shares may be voted “for”, “against” or “abstain." Abstentions will have the same effect as a vote against and broker non-votes will have no effect on the outcome of this vote. This resolution is advisory only and will not be binding upon us or the Board.
With respect to the resolution to provide a nonbinding selection of the frequency of future votes on executive compensation, the affirmative vote of the holders of a majority of the shares of our common stock having voting power on this proposal, and who are present in person or represented by proxy at the Annual Meeting, will be the act of the shareholders. In voting for this matter, shares may be voted for a frequency of once every year, once every two years, once every three years or to abstain. Abstentions will have the same effect as a vote against each frequency and broker non-votes will have no effect on the outcome of this vote. This resolution is advisory only and will not be binding upon us or the Board. If none of the three frequency options receives a majority of the votes present in person or represented by proxy, we will consider the frequency option that receives the greatest number of votes to be the frequency that is recommended by shareholders.
With respect to the ratification of Ernst & Young LLP to act as our independent auditors for the 2023 fiscal year, the affirmative vote of the holders of a majority of the shares of our common stock having voting power on this proposal, and who are present in person or represented by proxy at the Annual Meeting, will be the act of the shareholders. In voting for this matter, shares may be voted “for”, “against” or “abstain.” An abstention will have the effect of a vote against this matter and broker discretionary voting is allowed on this proposal.
Under the rules of the Financial Industry Regulatory Authority, Inc., member brokers generally may not vote shares held by them in street name for customers who do not provide voting instructions, and instead must submit a so-called “broker non-vote” unless they are permitted to vote the shares in their discretion under the rules of any national securities exchange of which they are members. Under the rules of the NYSE, a member broker that holds shares in street name for customers has authority to vote on certain “routine” items if it has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner. The proposal to ratify the selection of Ernst & Young LLP to act as our independent auditors is a “routine” item, and the NYSE rules permit member brokers that do not receive instructions to vote on this item.
If you hold shares of our common stock through the Cullen/Frost 401(k) Stock Purchase Plan and do not provide voting instructions to the plan’s trustees or administrators, such shares will be voted in the same proportion as the shares beneficially owned through such plan for which voting instructions are received, unless otherwise required by law.
Expenses of Solicitation
We will pay the expenses of the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by telephone, email, in person or by other means of communication. We have also retained Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies. Our directors, officers, and employees will receive no additional compensation for the solicitation of proxies, and Okapi will receive a fee not to exceed $9,500, plus reimbursement for out-of-pocket expenses. We have requested that brokers, nominees, fiduciaries and other custodians forward proxy-soliciting material to the beneficial owners of our common stock. We will reimburse these persons for out-of-pocket expenses they incur in connection with its request.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 57

Householding

For eligible shareholders who share an address, we will only deliver one proxy statement, the annual report, or the notice of internet availability of proxy materials, unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this proxy statement, the annual report, or the notice of internet availability of proxy materials to a shareholder at a shared address to which a single copy of the document was delivered upon written request to: Cullen/Frost Bankers, Inc. 111 West Houston Street, Suite 100, San Antonio, TX 78205. Shareholders may also address future requests for separate delivery of the proxy statement, annual report, or notice of internet availability of proxy materials or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address listed above.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING

Type of Proposal	Rule 14a-8 proposals for inclusion in 2024 proxy statement	Other proposals to be presented at the 2024 annual shareholder meeting	Universal proxy access for 2024 annual shareholder meeting

Rules	SEC rules and our bylaws permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and our proposal meet the requirements specified in SEC Rule 14a-8.	Our bylaws require that any shareholder proposal, including a director nomination, that is not submitted for inclusion in next year’s proxy statement (under SEC Rule 14a-8), but is instead sought to be presented directly at next year’s annual meeting must be received at our principal executive offices no earlier than 90 days and no later than 60 days before the date of the annual meeting (anticipated to be April 24, 2024).	SEC rules permit shareholders to solicit proxies in support of director nominees, other than our nominees, if the requirements of Rule 14a-19 are met.

Deadline for Submitting Proposal	Proposals must be received at our principal executive offices no later than Saturday, November 18, 2023.	Proposals must be received at our principal executive offices no earlier than January 25, 2024 and no later than February 24, 2024.	Proposals must be received at our principal executive offices no later than February 26, 2024.

Where to Send Proposal	Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 111 West Houston Street, Suite 100, San Antonio, Texas 78205

What to Include	Proposals must conform to and include the information required by SEC Rule 14a-8.	Proposals must include the information required by our bylaws.	Proposals must include the information required by our bylaws as well as conform to and include the information required by SEC Rule 14a-19.
If the date of the 2024 annual meeting is changed, the dates set forth above may change.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. See our Annual Report on Form 10-K for further discussion. Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 58

OTHER MATTERS
We know of no other business to be presented at the meeting. If other matters do properly come before the meeting, the enclosed proxy confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy as to those other matters.
A copy of our 2022 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Cullen/Frost Bankers, Inc., Attention: Investor Relations, 111 West Houston Street, Suite 100, San Antonio, Texas 78205. Shareholders may obtain copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the charters for our Audit Committee, Compensation and Benefits Committee, Corporate Governance and Nominating Committee, Risk Committee and Technology Committee, by writing to Investor Relations at the same address. In addition, copies are available on our website at investor.frostbank.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
The mailing address of our principal executive office is 111 West Houston Street, San Antonio, Texas. We are pleased to provide shareholders with access to our proxy materials over the Internet at www.proxydocs.com/CFR, which will be available by March 17, 2023. Beginning on or about March 17, 2023, we will send to our shareholders who have elected notice and access, by mail or email, an Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting containing instructions on how to access the proxy materials over the internet and vote online. This method offers a convenient, cost-effective and environmentally friendly way for shareholders to review the materials and vote. The notice is not a proxy card and cannot be used to vote. If you receive the notice and would like to receive paper copies of the proxy materials, please follow the instruction in the notice and the materials will be mailed to you. Shareholders who do not receive the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting will continue to receive a paper copy of our proxy materials, which will be sent on or about the same day.

        CULLEN/FROST BANKERS, INC. ‖ 2023 PROXY STATEMENT PAGE 59

Cullen/Frost Bankers, Inc.

C/O MEDIANT
P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/CFR**
- Cast your vote online
- **Have your proxy card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-430-4320**
- Use any touch-tone telephone
- **Have your proxy card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your proxy card
- Fold and return your proxy card in the postage-paid envelope provided

Cullen/Frost Bankers, Inc.

Annual Meeting of Shareholders

For shareholders of record as of March 02, 2023

TIME: Wednesday, April 26, 2023 10:30 AM, Central Time
PLACE: Frost Tower Conference Center, 111 West Houston Street
San Antonio, Texas 78205

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Phillip D. Green and Patrick B. Frost, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of common stock of Cullen/Frost Bankers, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cullen/Frost Bankers, Inc.

Annual Meeting of Shareholders

Please make your marks like this: X

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ON PROPOSALS 1, 2 AND 4.
THE BOARD OF DIRECTORS RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.**

PROPOSALS	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1. To elect 13 director nominees to serve on the Board of Directors of Cullen/Frost for a one-year term that will expire at the 2024 Annual Meeting of Shareholders;	FOR	AGAINST	ABSTAIN		
1.01 Carlos Alvarez	☐	☐	☐		FOR
1.02 Chris M. Avery	☐	☐	☐		FOR
1.03 Anthony R. Chase	☐	☐	☐		FOR
1.04 Cynthia J. Comparin	☐	☐	☐		FOR
1.05 Samuel G. Dawson	☐	☐	☐		FOR
1.06 Crawford H. Edwards	☐	☐	☐		FOR
1.07 Patrick B. Frost	☐	☐	☐		FOR
1.08 Phillip D. Green	☐	☐	☐		FOR
1.09 David J. Haemisegger	☐	☐	☐		FOR
1.10 Charles W. Matthews	☐	☐	☐		FOR
1.11 Joseph A. Pierce	☐	☐	☐		FOR
1.12 Linda B. Rutherford	☐	☐	☐		FOR
1.13 Jack Willome	☐	☐	☐		FOR
	FOR	AGAINST	ABSTAIN		
2. To provide nonbinding approval of executive compensation;	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
3. To provide a nonbinding selection of the frequency of future votes on executive compensation;	☐	☐	☐	☐	1 YEAR
	FOR	AGAINST	ABSTAIN		
4. To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2023;	☐	☐	☐		FOR

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date